UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

HELEN OF TROY LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

June 27, 2008

Dear Shareholders:

It is my pleasure to invite you to the 2008 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Tuesday, August 19, 2008, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs, and conserve natural resources by signing up for electronic delivery of our shareholder communications. For more information, see “Electronic Delivery of Shareholder Communications.”

At our meeting, we will vote on proposals (1) to elect eight directors, (2) to approve the Helen of Troy Limited 2008 Employee Stock Purchase Plan, (3) to approve the Helen of Troy Limited 2008 Stock Incentive Plan, (4) to approve the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan, (5) to ratify the terms of the performance goals established for the Helen of Troy 1997 Cash Bonus Performance Plan and to approve amendments to the plan, (6) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and (7) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contain information that you should consider when you vote your shares.  Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the internet at WWW.PROXYVOTE.COM.

It is important that you vote your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible, or appoint your proxy by telephone or on the internet as set forth above. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.  I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/S/ Gerald J. Rubin

Gerald J. Rubin
Chairman of the Board,
Chief Executive Officer and
President

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 19, 2008

Notice is hereby given that the Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 19, 2008, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.              To vote for the election of a board of eight directors;

2.              To approve the Helen of Troy Limited 2008 Employee Stock Purchase Plan;

3.              To approve the Helen of Troy Limited 2008 Stock Incentive Plan;

4.              To approve the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan;

5.              To ratify the terms of the performance goals established for the Helen of Troy 1997 Cash Bonus Performance Plan and to approve amendments to the plan;

6.              To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

7.              To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 25, 2008. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation. Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the Internet at WWW.PROXYVOTE.COM.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/S/ Vincent D. Carson

Vincent D. Carson
Vice President, General Counsel and Secretary

El Paso, Texas
June 27, 2008

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.   IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY MARKING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED.  IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

TABLE OF CONTENTS

Page
Proxy Statement	1
Solicitation of Proxies	1
Voting Securities and Record Date	2
Quorum; Voting	2
Attending the Annual Meeting	2
Proposal 1: Election of Directors	2
Corporate Governance, the Board, Board Committees and Meetings	4
Shareholder Communications to the Board of Directors	7
Compensation Committee Interlocks and Insider Participation	7
Director Compensation	8
Director Summary Compensation for Fiscal Year 2008	8
Directors Fees Earned or Paid in Cash for Fiscal Year 2008	8
Outstanding Equity Awards for Directors at Fiscal Year-End 2008	9
Security Ownership of Certain Beneficial Owners and Management	10
Executive Officers	11
Report of the Compensation Committee	12
Compensation Discussion and Analysis	12
Executive Compensation	21
Summary Compensation Table for Fiscal Year 2008	21
All Other Compensation for Fiscal Year 2008	22
Grants of Plan-Based Awards in Fiscal Year 2008	22
Outstanding Equity Awards at Fiscal Year-End 2008	23
Option Exercises in Fiscal Year 2008	24
Employment Contract for Chairman of the Board, Chief Executive Officer and President	24
Equity Compensation Plan Information	27
Potential Payments Upon Termination or Change in Control	29
Certain Relationships - Related Person Transactions	32
Report of the Audit Committee	33
Registered Public Accounting Firms	34
Proposal 2: Approval of the Helen of Troy Limited 2008 Employee Stock Purchase Plan	36
Proposal 3: Approval of the Helen of Troy Limited 2008 Stock Incentive Plan	40
Proposal 4: Approval of the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan	47
Proposal 5: Ratification of the Terms of the Performance Goals Established for the Helen of Troy 1997 Cash Bonus Performance Plan and Approval of Amendments to the Plan	51
Proposal 6: Appointment of Auditor and Independent Registered Accounting Firm and Authorization of the Audit Committee of the Board of Directors to Set the Auditor’s Remuneration	54
Shareholder Proposals	55
Section 16(a) Beneficial Ownership Reporting Compliance	55
Other Matters	55
Householding of Materials	55
Electronic Delivery of Shareholder Communications	56
How to Obtain Our Annual Report, Proxy Statement and Other Information about the Company	56
Appendix A: Helen of Troy Limited 2008 Employee Stock Purchase Plan	A-1
Appendix B: Helen of Troy Limited 2008 Stock Incentive Plan	B-1
Appendix C: Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan	C-1
Appendix D: Helen of Troy 1997 Cash Bonus Performance Plan	D-1

i

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

August 19, 2008

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 19, 2008, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The proxy statements and form of proxy cards are to be distributed to shareholders on or about July 7, 2008.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•                 FOR the election of the eight Director nominees as set forth in Proposal 1.

•                 FOR the proposal to approve the Helen of Troy Limited 2008 Employee Stock Purchase Plan as set forth in Proposal 2.

•                 FOR the proposal to approve the Helen of Troy Limited 2008 Stock Incentive Plan as set forth in Proposal 3.

•                 FOR the proposal to approve the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan as set forth in Proposal 4.

•                 FOR the proposal to ratify the terms of the performance goals established for the Helen of Troy 1997 Cash Bonus Performance Plan and approve amendments to the plan as set forth in Proposal 5.

•                 FOR the appointment of Grant Thornton LLP as the auditor and independent registered public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration as set forth in Proposal 6.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting.  To pass, each proposal included in this year’s proxy statement requires an affirmative vote of a majority of the votes cast at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 29, 2008 (“fiscal 2008”), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview, or hire an outside proxy solicitor. Forms of proxy and proxy materials may also be distributed through brokers, custodians and like parties to beneficial owners of our common shares, par value $.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE

The close of business on June 25, 2008, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 25, 2008, there were 30,198,198 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. If a quorum is present, the eight nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall be the act of the shareholders with respect to Proposals 2 through 6. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1 through 6.  If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.   If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company.  If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting.  If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy.  The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement.  You must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership.  If you hold your shares in street name and desire to attend the Annual Meeting without voting your shares, you must provide proof of beneficial ownership on the record date and present photo identification.  If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the list of shareholders of record on the record date as shown on the list of shareholders of the Company prior to being admitted to and prior to voting at the Annual Meeting.  All shareholders must present photo identification for admittance.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state that the number of our Directors shall be established by the shareholders from time to time but shall not be less than two.  Presently, the number of director positions remains set at eight.  Accordingly, the Nominating and Corporate Governance Committee has nominated eight candidates for election to the Board of Directors.

The eight persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. One of the eight candidates, Mr. Gerald J. Rubin is a member of the Company’s senior management.  Under Mr. Rubin’s employment agreement, the Company agreed to use its best efforts to cause Mr. Rubin to be nominated for election to the Board of Directors and elected by the Board of Directors as Chairman of the Board. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald J. Rubin and Byron H. Rubin are brothers.   The Board of Directors has determined that the remaining five candidates, Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody are independent directors as defined in the applicable rules for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”).  Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined.  Each Director elected shall serve as a Director until the next annual general meeting of shareholders, or until his or her successor is elected and qualified.

Set forth below are descriptions of the business experience during at least the past five years of the nominees for election to our Board of Directors:

GARY B. ABROMOVITZ, age 65, is Deputy Chairman of the Board, lead Director, and chairs the Compensation Committee and Nominating and Corporate Governance Committee.  He is also a member of the Audit Committee and chairs the executive sessions of the independent Directors.  He has been a Director of the Company since 1990. He is an attorney and has acted as a consultant to several law firms in business related matters, including trade secrets, unfair competition and commercial litigation. He also has been active in various real estate development and acquisition transactions for over 30 years in Arizona and California, with experience in the areas of industrial buildings, medical offices and commercial, residential and historic properties.  In March 2005, he joined the Board of Directors of CardioVascular BioTherapeutics, Inc., a biopharmaceutical company, where he currently serves as Lead Director, Chair of the Compensation, Audit, Corporate Governance, and Conflict Resolution Committees, and chairs the executive sessions of independent directors.

 JOHN B. BUTTERWORTH, age 57, has been a Director of the Company since August 2002. Mr. Butterworth is a Certified Public Accountant and, since 1982, has been a shareholder in a public accounting firm located in El Paso, Texas.

TIMOTHY F. MEEKER, age 61, has been a Director of the Company since August 2004.  Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm.  Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002.  From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

BYRON H. RUBIN, age 58, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm of Daniels & Rubin, an insurance and tax planning firm in Dallas, Texas, since 1979.

GERALD J. RUBIN, age 64, founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000. From 1984 to June 2000, Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1969. Mr. Rubin also serves on the Board of Directors of the El Paso Branch, Federal Reserve Bank of Dallas, Texas.

STANLEE N. RUBIN, age 64, has been a Director of the Company since 1990. Mrs. Rubin is active in civic and charitable organizations. She is a Partner for the Susan G. Komen Breast Cancer Foundation and Founder of the Center for the Visual Arts at the University of Texas at El Paso.

ADOLPHO R. TELLES, age 58, has been a Director of the Company since June 2005 and chairs the Audit Committee. Mr. Telles is a Certified Public Accountant. Since November 2003, Mr. Telles has been a business consultant providing advisory services in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002.  Mr. Telles manages personal investments, including an operating company.   Mr. Telles is on the Texas Comptroller’s Advisory Board for the Texas Treasury Safekeeping Trust Company.  Previously, Mr. Telles was with the accounting firm of KPMG LLP, and its predecessors, for 27 years, including over 16 years as a partner.

DARREN G. WOODY, age 48, has been a Director of the Company since August 2004.  Mr. Woody is President and Chief Executive Officer of C.F. Jordan, a construction services firm.  He has served in this capacity since August of 2000.  Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott and Woody P.C.

The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE, THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: http://www.hotus.com.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

•                 affirmative determination by the Board of Directors that a majority of the Directors are independent;

•                 regularly scheduled executive sessions of independent Directors;

•                 Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

•                 specific Audit Committee authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following five Directors nominated for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody.  Therefore, a majority of the persons nominated to serve on our Company’s Board of Directors are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these five nominated Board members, if elected and appointed to the Audit Committee, Nominating and Corporate Governance Committee, or Compensation Committee as discussed above, respectively, is:

•                 independent for purposes of membership on the Audit Committee under Rule 4350(d) of the NASDAQ listing standards, that includes the independence requirements of Rule 4200 and additional independence requirements under SEC Rule 10A-3(b);

•                 independent under the NASDAQ listing standards for purposes of membership on the Nominating and Corporate Governance Committee; and

•                 independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board has designated Gary B. Abromovitz, an independent director, as the Deputy Chairman and lead Director.  The Deputy Chairman’s authority and responsibilities include:

•                 presiding at all meetings of the Board when the Chairman is not present and over executive sessions;

•                 serving as a liaison between the Chairman and the independent Directors; and

•                 calling meetings of the independent Directors.

Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate.  Independent Directors regularly meet without management present, and the Board’s lead Director conducts those sessions.  Board members have access to all of our employees outside of Board meetings.  Our Board of Directors has three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

The following table shows the composition of these committees and the number of meetings held during the 2008 fiscal year:

Director	Executive Sessions of Independent Directors	Audit	Nominating and Corporate Governance	Compensation
Gary B. Abromovitz	Chair	M	Chair	Chair
John B. Butterworth	M	M
Timothy F. Meeker	M		M	M
Adolpho R. Telles	M	Chair
Darren G. Woody	M		M	M
Number of Meetings Held in Fiscal 2008	4	11	3	9

M = Current Member during 2008 fiscal year

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function.  The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties.  The Audit Committee also reviews the content and enforcement of the Company’s Ethical Code of Conduct, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee are independent as previously described.  In addition, the Board of Directors determined that Mr. Telles qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board of Directors also determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Nominating and Corporate Governance Committee.  The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new directors, (3) develop, recommend to the Board, and assess our corporate governance policies, and (4) oversee the evaluation of our Board.  The Nominating and Corporate Governance Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee’s current process for identifying and evaluating nominees for Director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph to be considered for election.  Any shareholder who intends to present a director nomination proposal for consideration at the 2009 annual general meeting of shareholders and intends to have that proposal included in the proxy statement and related materials for the 2009 annual general meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the Rule 14a-8 procedures, the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders.  For a shareholder’s nominee to be considered for nomination as a Director, the shareholder should give timely notice of their nomination in writing to the Secretary of our Company.  To be timely, written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be delivered for consideration by the Nominating and Corporate Governance Committee prior to the next annual general meeting to the Secretary of the Company, Clarendon House, Church Street, Hamilton, Bermuda not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting.  In the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely should be so delivered not earlier than the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  The Nominating and Corporate Governance Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate.

Under SEC Rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for Director made by any person or group beneficially owning more than 5% of our outstanding Common Stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual general meeting.  Our Company did not receive any such nominations for the Annual Meeting.

Compensation Committee. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the Chief Executive Officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Board of Directors has determined that the members of this committee are independent as previously described.   The committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year.  For additional information regarding the operation and authority of the Compensation Committee, see “Compensation Discussion and Analysis.”

Meetings of Board of Directors.  The Board of Directors held four regularly scheduled meetings, three telephonic meetings and acted by unanimous consent once during fiscal 2008.  During fiscal 2008, Mrs. Rubin attended all regular meetings of the Board of Directors and one telephonic meeting.  She missed two telephonic meetings, one of which was missed due to a previously scheduled medical appointment.  The Company expects all Board members to attend the annual general meeting, unless circumstances would prevent a Board member from doing so.  Mr. Meeker was unable to attend last year’s annual general meeting due to the fact that the meeting date was changed, which conflicted with a prior travel commitment outside of the country.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly.  Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company.  If particular communications are directed to the full Board, independent Directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650.  When calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee.  This third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated.  You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee.  Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2008, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during fiscal 2008:

Director Summary Compensation for Fiscal Year 2008

	Fees Earned
	or Paid	All Other
	in Cash	Compensation		Total
Name	($)	($)		($)
Gary B. Abromovitz	144,000	—		144,000
John B. Butterworth	84,000	—		84,000
Timothy F. Meeker	69,000	48,000	(1)	117,000
Byron H. Rubin	36,000	10,000	(2)	46,000
Stanlee N. Rubin	36,000	—		36,000
Adolpho R. Telles	100,000	—		100,000
Darren G. Woody	72,000	—		72,000

(1)          Represents fees earned by Timothy Meeker in connection with a marketing and consulting advisory services agreement with the Company.  For further information, see “Certain Relationships - Related Person Transactions.”

(2)          Represents insurance agent’s commissions earned by Byron Rubin paid directly to him by certain of our insurers in connection with certain life insurance policies.  For further information, see “Certain Relationships - Related Person Transactions.”

In fiscal 2008, the following cash compensation was paid to our non-employee Directors:

Directors Fees Earned or Paid in Cash for Fiscal Year 2008

	Annual	Board	Independent	Deputy	Committee		Committee
	Board	Meeting	Directors	Chairman	Chair		Member
	Retainers	Fees	Fees	Fees	Fees		Fees	Total
Name	($) (1)	($) (2)	($) (3)	($) (4)	($)		($) (5)	($)
Gary B. Abromovitz	24,000	12,000	24,000	40,000	20,000	(6)	24,000	144,000
John B. Butterworth	24,000	12,000	24,000	—	—		24,000	84,000
Timothy F. Meeker	24,000	9,000	24,000	—	—		12,000	69,000
Byron H. Rubin	24,000	12,000	—	—	—		—	36,000
Stanlee N. Rubin	24,000	12,000	—	—	—		—	36,000
Adolpho R. Telles	24,000	12,000	24,000	—	40,000	(7)	—	100,000
Darren G. Woody	24,000	12,000	24,000	—	—		12,000	72,000

(1)          All non-employee Directors receive a quarterly cash retainer of $6,000.

(2)          All non-employee Directors receive a cash fee of $3,000 for each quarterly meeting of the Board of Directors attended.

(3)          All independent Directors receive a quarterly cash fee of $6,000 for participation in executive sessions.

(4)          The Deputy Chairman and lead director receives a quarterly cash fee of $10,000.

(5)          Each non-chair member of the Audit Committee receives a quarterly cash fee of $6,000 and each non-chair member of the Compensation Committee receives a quarterly cash fee of $3,000.

(6)          The Compensation Committee Chairman receives a quarterly cash fee of $5,000.

(7)          The Audit Committee Chairman receives a quarterly cash fee of $10,000.

In addition to the amounts shown above, non-employee Board members received reimbursement for travel and lodging expenses incurred while attending Board and committee meetings and Board-related activities, such as visits to Company locations.

The following table provides information on the outstanding equity awards at fiscal year-end 2008 for non-employee Directors.

Outstanding Equity Awards for Directors at Fiscal Year-End 2008

	Option Awards
	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise	Option
	Options	Price	Expiration
Name	(#) Exercisable	($)/Sh	Date
Gary B. Abromovitz	32,000	21.47 to 33.35	9/1/13 to 6/1/15
John B. Butterworth	40,000	13.13 to 33.35	3/1/13 to 6/1/15
Timothy F. Meeker	16,000	23.13 to 28.33	9/1/14 to 6/1/15
Byron H. Rubin	32,000	21.47 to 33.35	9/1/13 to 6/1/15
Stanlee N. Rubin	100,000	4.41 to 33.35	9/1/08 to 6/1/15
Darren G. Woody	16,000	23.13 to 28.33	9/1/14 to 6/1/15

All options were issued in connection with the Company’s 1995 Non-Employee Stock Option Plan.  Under the plan, all options were issued at a price not less than the fair market value of the Common Stock at the date of grant, vested one year from the date granted, and expire ten years after the options were granted.  Currently, all outstanding options under the plan are vested.  This stock option plan expired by its terms on June 6, 2005.  Therefore, no additional options have been granted since that date.

On June 24, 2008, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan. For a more detailed discussion of the material terms of the 2008 Non-Employee Directors Stock Incentive Plan, see “Proposal 3: Approval of the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan.”

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders.  Accordingly, upon recommendation of the Compensation Committee, the Board of Directors has adopted stock ownership and compensation guidelines for our Directors.  Under these guidelines, our Directors should hold shares of our Common Stock equal in value to at least three times the annual cash retainer for Directors.  The guidelines provide that the stock ownership levels should be achieved by each Director within five years from the adoption of the guidelines or, in the case of a new director, within five years of his or her first appointment to the Board of Directors.  To further encourage equity participation, the guidelines provide that equity awards to non-employee Directors either vest over a period of at least three years or are required to be held by the Director until his or her service with the Company ends.  The Board of Directors also believe that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership.  In this respect, the Board of Directors will seek to target Director compensation at a mix of approximately 60% cash and 40% equity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 20, 2008, the beneficial ownership of the Common Stock of the Directors, the executive officers of the Company, the Directors and executive officers of the Company as a group, and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

	Number of
	Common Shares
Name of Beneficial Owner	Beneficially Owned		Percent *
Gerald J. Rubin	6,569,922	(1)(2)	18.81%
Stanlee N. Rubin
One Helen of Troy Plaza
El Paso, Texas 79912
Thomas J. Benson	64,158	(2)	**
Byron H. Rubin	47,100	(2)	**
John B. Butterworth	50,105	(2)	**
Gary B. Abromovitz	34,000	(2)	**
Vincent D. Carson	22,468	(2)	**
Darren G. Woody	18,000	(2)	**
Timothy F. Meeker	16,000	(2)	**
Adolpho R. Telles	2,000	(2)	**
All directors and executive officers as a group (10 Persons)	6,823,753		19.42%
FMR Corp.	3,315,800	(3)	10.98%
82 Devonshire Street
Boston, Massachusetts 02109
Columbia Wanger Asset Management, LP	2,020,000	(4)	6.69%
227 W Monroe Street Suite 3000
Chicago, Illinois 60606
Royce and Associates , LLC	1,562,996	(5)	5.18%
1414 Ave of America
New York, NY 10019

*   Percent ownership is calculated based on 30,198,198 shares of the Company’s Common Stock outstanding on May 20, 2008.

** Ownership of less than one percent of the outstanding Common Stock.

(1)          Does not include 144,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership and includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.

(2)          Includes shares subject to stock options that are exercisable within 60 days of May 20, 2008 as follows:

Name of Beneficial Owner	Options (#)
Gerald J. Rubin	4,625,000
Stanlee N. Rubin	100,000
Thomas J. Benson	59,508
John B. Butterworth	40,000
Gary B. Abromovitz	32,000
Byron H. Rubin	32,000
Vincent D. Carson	21,000
Daren G. Woody	16,000
Timothy F. Meeker	16,000
Total	4,941,508

(3)          Based on the Schedule 13G/A filed on February 14, 2008.  According to the filing, FMR Corp. has sole dispositive power for 3,315,800 shares and shared voting power for zero shares.

(4)          Based on the Schedule 13G filed on January 28, 2008.   According to the filing, Columbia Wanger Asset Management, LP has sole dispositive power for 2,020,000 shares, sole voting power for 1,900,000 shares and shared voting power for 120,000 shares.

(5)          Based on the Schedule 13G filed on February 6, 2008.   According to the filing, Royce & Associates LLC has sole dispositive power and sole voting power for 1,562,996 shares.

EXECUTIVE OFFICERS

The executive officers of the Company are Gerald J. Rubin, Thomas J. Benson and Vincent D. Carson. Mr. Rubin is also a Director of the Company and his biography is included above under “Proposal 1: Election of Directors.”

THOMAS J. BENSON, age 50, has been Senior Vice President and Chief Financial Officer of the Company since August 2003. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections / Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary’s College and his Masters Degree of Taxation from DePaul University.

VINCENT D. CARSON, age 48, joined the Company on November 1, 2001, in the capacity of Vice President, General Counsel and Secretary, after a 16-year legal career in private practice. Prior to joining the Company, Mr. Carson was a shareholder in Brandys Carson & Pritchard, P.C. from 1993 to 2001, and was a shareholder at Mounce, Green, Myers, Safi & Galatzan, P.C. during 2001. Both firms are located in El Paso, Texas.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 29, 2008 to be included in the proxy statement for the Annual Meeting of shareholders filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended February 29, 2008.

Members of the Compensation Committee:

Gary B. Abromovitz, Chairman

Darren G. Woody

Timothy F. Meeker

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the following individuals are collectively referred to as the “named executive officers”:

•                                          Gerald J. Rubin, Chairman of the Board of Directors, Chief Executive Officer and President;

•                                          Thomas J. Benson, Senior Vice President and Chief Financial Officer; and

•                                          Vincent D. Carson, Vice President and General Counsel.

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for reviewing, approving and evaluating the Chief Executive Officer’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other executive officers, including approval of awards for incentive compensation and equity-based plans. The committee administers the Helen of Troy 1997 Cash Bonus Performance Plan (the “Bonus Plan”), in which the Chief Executive Officer is currently the only participant. The Compensation Committee also administers all of our stock-based and other incentive compensation plans. The committee also assists the Board of Directors in developing succession planning for our executive officers.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key leaders and to align the long-term interests of the named executive officers with those of our shareholders. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•                                          compensation for our executive officers should be strongly linked to performance;

•                                          a higher percentage of compensation should be at risk and subject to performance-based awards as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•                                          compensation should be competitive in relation to the marketplace; and

•                                          outstanding achievement should be recognized.

The Role of Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the Chief Executive Officer, evaluates and approves all compensation regarding our named executive officers.  Our named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers.  Accordingly, the Chief Executive Officer makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers and is required to annually review our executive compensation program for the named executive officers (other than himself). The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the committee may elect to invite the Chief Executive Officer to be present but not vote. In any deliberations or approvals of the committee regarding the Chief Executive Officer’s compensation, the Chief Executive Officer is not invited to be present.

Compensation Consultant

The Compensation Committee has the authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the committee can determine the scope of the consultant’s assignments and their fees. The Compensation Committee has retained an outside compensation consultant from time to time to advise the committee on compensation decisions regarding our Chief Executive Officer and other compensation matters. While the Compensation Committee did not retain an outside compensation consultant in fiscal 2008, the committee may retain a consultant in the future to provide the committee with data regarding compensation trends, to assist the committee in the preparation of market surveys or tally sheets or to otherwise help it evaluate compensation decisions.

Our Compensation Program for Our Chief Executive Officer

Mr. Rubin is the founder of the Company, and he served as President of the Company prior to our initial public offering in 1971. Mr. Rubin served as President, Chief Executive Officer, and Chairman of the Board of Directors from 1971 to 1984, and from 1984 to June 2000, he served as Chief Executive Officer and Chairman of the Board of Directors. Since June 2000, Mr. Rubin has served as Chief Executive Officer, Chairman of the Board of Directors and President of the Company. Mr. Rubin sets the overall strategic vision for our Company, and oversees the senior management team and the Company’s growth and acquisition strategy. In making discretionary compensation decisions regarding Mr. Rubin, the Compensation Committee considers Mr. Rubin’s leadership of the Company and his contributions to increasing shareholder value.

Mr. Rubin’s compensation is governed by an employment agreement.  The employment agreement largely dictates the terms of Mr. Rubin’s compensation, and, therefore, decisions regarding his compensation, other than discretionary compensation, are limited by the terms of the agreement.  The term of Mr. Rubin’s employment agreement is three years and automatically renews daily for a three-year term. In 2005, the Company and Mr. Rubin entered into an amendment to Mr. Rubin’s employment agreement reducing his employment term from five years to three years. The Compensation Committee determined that the term reduction was in the best interests of our shareholders in order to effectively eliminate the tax “gross up” provision that otherwise would have been triggered in the event of a change in control of the Company. By reducing the term of the employment agreement, the amendment also effectively reduced Mr. Rubin’s total change of control compensation. Mr. Rubin receives an annual base salary of $600,000 and is eligible to receive an annual cash bonus payable in accordance with the Company’s Bonus Plan. For a more detailed discussion of the terms of Mr. Rubin’s employment agreement, see “Executive Compensation - Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

A significant portion of Mr. Rubin’s total compensation is performance-based and tied to the profitability of the Company. Mr. Rubin is presently the sole participant in the Bonus Plan, which provides for cash bonuses based on the Company’s achievement of pre-tax earnings. The Bonus Plan and the performance targets for the Chief Executive Officer under the Bonus Plan were originally approved by the shareholders of the Company at our 1997 annual general meeting. The Bonus Plan was last amended in 2003 to change the performance targets from a fixed percentage of pre-tax earnings to a graduated percentage of pre-tax earnings. The earnings formula under the Bonus Plan constitutes a performance goal under Section 162(m) of the Code. The shareholders approved the amendment to the Bonus Plan at the 2003 annual general meeting of shareholders. In connection with this amendment, Mr. Rubin agreed to a reduction in the number of stock options he would otherwise have been entitled to receive under his employment agreement. Since fiscal 2004, Mr. Rubin has received no stock options or other equity awards.

Shareholder approval of the material terms of the Bonus Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the chief executive officer and certain other named executive officers under the Bonus Plan. The material terms of the preestablished performance goals for the awards under the Bonus Plan must be reapproved by the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the incentive awards paid under the Bonus Plan.  The Company is submitting the Bonus Plan for the shareholders to reapprove the terms of the performance goals under the Bonus Plan, which terms were last approved by the shareholders in 2003, and to approve amendments to the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan in compliance with the requirements of Section 409A of the Code.  If the terms of the Bonus Plan are reapproved, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the Bonus Plan will be deductible for fiscal year 2009.  However, as a result of a recent Internal Revenue Service revenue ruling, Mr. Rubin’s employment agreement must be modified before March 1, 2009 in order to ensure the full deductibility of any incentive award payable to him under the Bonus Plan for performance periods that begin after fiscal year 2009.  As a result, the Company and Mr. Rubin are working towards amending the employment agreement in a manner that would permit the continued full deductibility for tax purposes of the incentive awards paid under the Bonus Plan for performance periods that begin after fiscal year 2009.  The Company cannot assure shareholders that such an amendment will be agreed to by the parties.  If an appropriate amendment is not agreed to by the parties, then incentive awards payable to Mr. Rubin under the Bonus Plan for performance periods that begin after fiscal year 2009 may not be fully deductible notwithstanding any approval of Proposal 5 by the shareholders at the Annual Meeting.  In the event the terms of the performance goals under the Bonus Plan and the amendment to the Bonus Plan are not approved, then Mr. Rubin’s bonus arrangement set forth in the Bonus Plan will continue in effect and the Company will be unable to deduct incentive awards, including the payments set forth in the Bonus Plan, paid to Mr. Rubin and certain other named executive officers that, together with other compensation paid to each such executive officer that is not qualified performance-based compensation, exceed the $1,000,000 limit in Section 162(m) of the Code.  For additional information, see “Proposal 5: Ratification of the Terms of the Performance Goals Established for the Helen of Troy 1997 Cash Bonus Performance Plan and Approval of Amendments to the Plan.”

Elements of Our Compensation Program for Our Chief Executive Officer

The principal current components of compensation for our Chief Executive Officer are:

•                                          Base salary;

•                                          Bonuses, including performance-based incentive bonuses;

•                                          Perquisites and other personal benefits; and

•                                          Post-termination benefits, including change of control triggers and benefits.

In the past, the Company has included grants of stock options in the total compensation package of our Chief Executive Officer. Under the terms of Mr. Rubin's employment agreement, Mr. Rubin was entitled to receive options to purchase 125,000 shares of Common Stock on the last business day of each of the Company's fiscal quarters and such options were immediately vested, assuming there were options available under the Company's plan.  In the event there are not a sufficient number of shares under the stock option plans to cause the grant of stock options to Mr. Rubin, the Company agreed to use its reasonable efforts to cause the Company's shareholders to approve additional shares of Common Stock to be subject to such stock option plans to enable such grants. In the event the Company's shareholders do not approve additional shares to be issued under such stock option plans, the Company is not obligated to Mr. Rubin to grant such options.  In the fourth quarter of fiscal 2004, Mr. Rubin declined the receipt of the balance of available options remaining in the 1998 Plan totaling 67,011 shares so that these options could be used during the remainder of fiscal 2005 to reward selected members of the Company's management and certain new management hires with an equity ownership interest in the Company. Mr. Rubin currently holds options exercisable for an aggregate of 4,625,000 shares that he received under these prior grants. These options are fully vested as of the end of fiscal year 2008. Of these outstanding options, 1,750,000 will expire in the calendar year ending December 31, 2009.  See “Executive Compensation - Outstanding Equity Awards At Fiscal Year-End 2008.” Currently, Mr. Rubin is not eligible to receive grants of stock options under the Company’s 1998 Stock Option and Restricted Stock Plan, as amended (the “1998 Plan”), which terminates on August 25, 2008.  Additionally, Mr. Rubin will not be eligible to receive grants under the Helen of Troy Limited 2008 Stock Incentive Plan, if the plan is approved by the shareholders at the Annual Meeting. For additional information regarding the proposed 2008 Stock Incentive Plan, see “—Long Term Equity Compensation for Our Other Named Executive Officers” and “Proposal 3: Approval of the Helen of Troy Limited 2008 Stock Incentive Plan.”  Mr. Rubin has received no stock options or other equity awards from the Company since fiscal 2004.

The Compensation Committee reviews total compensation for the Chief Executive Officer annually and evaluates his performance. Each year, the Compensation Committee also certifies that the amounts of any bonus payments under the Bonus Plan have been accurately determined and that the performance targets and any other material terms previously established by the Compensation Committee were in fact satisfied. The Compensation Committee believes that performance-based cash compensation that is directly related to the profitability of the Company should constitute a substantial portion of our Chief Executive Officer’s total compensation. As a result, the Chief Executive Officer’s base salary has historically represented a comparatively small percentage of the Chief Executive Officer’s total compensation. In addition, the Chief

Executive Officer’s base salary is deducted from his performance-based incentive bonus when computing his total annual cash compensation.

Base Salary of Our Chief Executive Officer

We provide our named executive officers and other employees with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. Mr. Rubin’s employment agreement sets his base salary at $600,000 per year. His salary has remained at this level since 1999, with no increases for inflation or cost of living adjustments. The Compensation Committee has not sought to increase Mr. Rubin’s salary because it believes that the majority of our Chief Executive Officer’s compensation should be attributed to the profitability of the Company. Based on past discussions with a compensation consultant, the Compensation Committee believes that Mr. Rubin’s base salary is below the median range for chief executive officers of similarly-situated companies.

Performance-Based Incentive Bonuses for Our Chief Executive Officer

The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals. The Compensation Committee recognizes that Mr. Rubin’s base salary may be below the median range for chief executive officers of similarly-situated companies. The Compensation Committee believes, however, that a significant portion of “at risk” compensation at the Chief Executive Officer level is important to the success of the Company and to provide a form of incentive based compensation to Mr. Rubin. Since Mr. Rubin presently does not receive equity awards under the Company’s existing equity incentive plan, the variable performance-based element of Mr. Rubin’s total compensation is his potential annual cash bonus under the Bonus Plan. Under this plan, Mr. Rubin’s total compensation will fluctuate depending on the Company’s financial performance.

During fiscal year 2008, Mr. Rubin was entitled to receive an annual cash incentive bonus based upon a graduated percentage ranging from 5% to 10% of the pre-tax annual earnings of the Company under the Bonus Plan. The potential bonus levels that Mr. Rubin is entitled to receive, expressed as a percentage of the Company’s “earnings” are shown in the table below. For purposes of the bonus calculation, “earnings” means the sum of the consolidated earnings from continuing operations before giving effect to Mr. Rubin’s bonus and all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation must be determined in accordance with United States generally accepted accounting principles.

Amount Of Bonus Payable	Amount Of Earnings Achieved By
As A Percent Of Earnings	The Company In The Applicable Fiscal Year
5%	$	- 0 -	to	$30,000,000
6%		$30,000,001	to	$40,000,000
7%		$40,000,001	to	$50,000,000
8%		$50,000,001	to	$60,000,000
9%		$60,000,001	to	$70,000,000
10%		$70,000,001	or more

Mr. Rubin’s incentive bonus is capped at $15,000,000 in any one fiscal year. Further, the amount of his total incentive bonus is reduced by his base salary. In addition to any bonus paid under the Bonus Plan, the Compensation Committee has the authority to recommend to the Board of Directors that a discretionary bonus be awarded to Mr. Rubin. The committee evaluates Mr. Rubin’s performance on an annual basis and reserves such discretionary bonus awards for extraordinary performance or achievement. The committee did not approve a discretionary bonus for the fiscal year ended February 29, 2008.

Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer

The Company provides our Chief Executive Officer with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company is required to provide most of these benefits pursuant to the terms of Mr. Rubin’s employment agreement. In 2004, the Compensation Committee, with Mr. Rubin’s consent, eliminated the Company’s prior practice of making our corporate aircraft available for personal use by executive officers. The perquisites provided to Mr. Rubin according to his employment agreement include the following:

Automobile. We provide Mr. Rubin with an automobile. All expenses of operating, maintaining, and insuring the automobile are paid by the Company. Mr. Rubin is also entitled to have a driver at the Company’s expense, but in fiscal 2008, he did not request this perquisite.

Legal Assistance, Financial Planning, and Tax Return Preparation. The Company has agreed to pay for, or reimburse Mr. Rubin for, up to $10,000 per year for expenses incurred in connection with his obtaining routine legal assistance, financial planning and tax return preparation. In fiscal 2008, Mr. Rubin did not request this perquisite.

Medical Care Reimbursement. Mr. Rubin is entitled to reimbursement for medical care for himself and his wife, to the extent those expenses are not reimbursed by insurance. In fiscal 2008, Mr. Rubin did not request this perquisite.

Disability Insurance. The Company provides Mr. Rubin with an individual disability insurance policy that provides for a 360 day waiting period from the date on which Mr. Rubin may become disabled, and pays a monthly benefit of $l4,038 until age 65. As long as Mr. Rubin remains employed by the Company and is paid the full compensation specified in his employment agreement, any disability benefits payable to him under this policy must be endorsed over to the Company. Mr. Rubin is also covered by our group disability insurance policy, which is generally available to all our employees.

Life Insurance. Prior to fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Mr. Rubin in the initial insured amount of $5,000,000. In June 2000, the Company and Mr. Rubin entered into a split-dollar agreement, pursuant to which the Company is entitled to reimbursement for all premiums it has paid on the policy out of any death benefits paid on the life of Mr. Rubin. No premiums have been paid on the policy since fiscal 2002. As of February 29, 2008, the total aggregate death benefit of the policy was $5,365,315, the aggregate cash surrender value of the policy was $365,315, and the aggregate premiums paid by the Company since inception of the policy was $922,774.

Prior to July 2003, the Company had paid premiums for survivorship life insurance policies on the lives of Mr. and Mrs. Rubin in the initial aggregate insured amount of $29,000,000. The Company and a trust established for the benefit of Mr. and Mrs. Rubin, which was the owner of the life insurance policies (the “Trust”), entered into a split dollar insurance agreement in March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies. In July 2003, the Trust and the Company entered into a split dollar life insurance agreement under which the Trust transferred ownership of the policies to the Company. Upon the death of the second to die of Mr. and Mrs. Rubin, the Company shall receive the cash surrender value of the policies, and the Trust shall receive the balance of the proceeds. The Company will also be entitled to the cash surrender value of the policies if the policies are cancelled. The Board of Directors decides annually whether to pay annual premiums of up to $360,417 on the policies.  During fiscal 2008, the Board of Directors decided to make a payment of $360,417 toward the current year’s premiums and $743,395 for repayment of prior year’s accumulated policy loans and interest on these policies. As of February 29, 2008, the total aggregate death benefit of the policies was $32,980,104, the aggregate cash surrender value of the policies was $6,272,701, and the aggregate premiums paid by the Company since inception of the policies was $5,432,169.

Mr. Rubin’s employment agreement also provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement, including travel expenses incurred by his spouse if she travels with him while he performs his obligations under the employment agreement. Under the employment agreement, the Company will also reimburse Mr. Rubin for any taxes incurred by him with respect to these payments. During fiscal 2008, there were no payments that resulted in reimbursable tax expense.

The Company also provides other benefits to Mr. Rubin, such as a 401(k) plan, group medical, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Potential Post-Termination Benefits for our Chief Executive Officer

Change in Control

Mr. Rubin’s employment agreement provides that the Company must make certain payments to him if his employment is terminated as a result of a change in control (as defined in the employment agreement). Under Mr. Rubin’s employment agreement, he will receive the benefits provided under the agreement if, after a change in control, his employment is terminated other than for cause (as defined in the agreement) or if he terminates his employment after certain actions (as specified in the agreement) that adversely affect him are taken. Under the employment agreement, Mr. Rubin must remain employed with the Company for six months following the first potential change in control to be entitled to these benefits. These benefits are more fully described under “Executive Compensation - Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

The change in control provisions of Mr. Rubin’s employment agreement are intended to ensure that we will retain the benefit of Mr. Rubin’s services without distraction in the face of a potential change in control and that Mr. Rubin will evaluate potential transactions on an objective basis. The Compensation Committee believes the change in control provisions in Mr. Rubin’s employment agreement are reasonable and necessary considering the competitive conditions of the Company and its industry.

The employment agreement also provides for the immediate vesting of all options granted to Mr. Rubin if his employment is terminated by the Company without “cause,” if he terminates his employment for “good reason” or if his employment is terminated for death or disability.  As of the end of fiscal 2008, all of Mr. Rubin’s options were fully vested.  See “Executive Compensation - Outstanding Equity Awards At Fiscal Year-End 2008.”

Severance

The employment agreement of the Chief Executive Officer provides that, if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason” (as those terms are defined in his employment agreement), then he will be entitled to, among other things, a payment of an amount equal to three years base salary plus three times the highest annual bonus paid to him in the preceding three years.  If such termination follows a change of control of the Company, Mr. Rubin will receive these amounts in one lump sum payment. Otherwise, he will receive his base salary in equal monthly payments and his bonus annually after the close of each fiscal year for three years. Our Chief Executive Officer will also be entitled to receive certain benefits following a termination of his employment by reason of death or disability.  These benefits are more fully described under “Executive Compensation - Executive Compensation Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments upon Termination or Change in Control.” The employment agreement also provides for the immediate vesting of all options granted to Mr. Rubin if his employment is terminated by the Company without “cause,” if he terminates his employment for “good reason” or if his employment is terminated for death or disability. As of the end of fiscal 2008, all of Mr. Rubin’s options were fully vested. See “Executive Compensation - Outstanding Equity Awards At Fiscal Year-End 2008.”

The Company’s Compensation Program for Named Executive Officers Other Than Our Chief Executive Officer

The Company’s other named executive officers are not party to employment agreements. As a result, their compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review a named executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Our named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers.   Our Chief Executive Officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee.  The Compensation Committee strongly considers the recommendations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.

Elements of Our Compensation Program for Our Other Named Executive Officers

The principal components of compensation for named executive officers other than our Chief Executive Officer are:

•                                          Base salary;

•                                          Bonuses, including performance-based incentive bonuses;

•                                          Long-term equity compensation; and

•                                          Other personal benefits.

The Company has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the performance of the Company and the individuals and determines the appropriate level and mix of compensation elements.

Base Salary of Our Other Named Executive Officers

The Company provides our named executive officers with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. In setting or increasing base salaries, the Compensation Committee strongly considers the recommendations made by our Chief Executive Officer. In addition, the committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors.  The Compensation Committee may, in its discretion, increase the base salary of a named executive officer based on that named executive officer’s performance.  During fiscal 2008, the Compensation Committee increased the annual salaries of Thomas J. Benson and Vincent D. Carson from $315,000 and $191,000, respectively, to $410,000 and $250,000, respectively, based on the Compensation Committee’s review of their performance and for merit reasons.

Annual Incentive Bonuses for Our Other Named Executive Officers

Performance-based awards are intended to align executives’ interests with our annual corporate goals. Annual incentive bonuses take into account both individual and Company performance, including the Company’s earnings. While the amount of funds available for distribution as bonuses varies with Company earnings, the actual amount that may be distributed is subjectively determined each year considering recommendations made by our Chief Executive Officer and reviewed by the Compensation Committee.

Bonuses are calculated as percentages of base salary, with the maximum bonus historically ranging from 20% to 25% for named executive officers. Although incentive bonuses are primarily based on individual and corporate performance, in some circumstances the Compensation Committee may provide additional discretionary bonus awards. The committee believes that discretionary bonuses, where warranted, can be effective in motivating, rewarding and retaining our executive officers.

Long Term Equity Compensation for Our Other Named Executive Officers

Historically, the Company has granted equity awards to our named executive officers, other than our Chief Executive Officer, and to key employees under our 1998 Plan. Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company, and the delayed vesting of stock options helps to encourage retention. The Compensation Committee and the Board of Directors believe that the efforts of these individuals contributed significantly to the sustained growth since fiscal year 2005 in sales, earnings and earnings per share.  Since fiscal year 2005, the compounded annual growth rate of each of these performance measures grew at the rates described below:

Performance Measure	Compounded Annual Growth Rate
Sales	5.19%
Earnings	11.69%
Earnings Per Share	11.23%

The Compensation Committee and the Board of Directors believes that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals.  Since August 2005, Mr. Rubin has not been eligible to receive grants under the 1998 Plan.  The 1998 Plan terminates on August 25, 2008.

The purposes of the 1998 Plan are to:

•                                          offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company;

•                                          provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility; and

•                                          encourage equity participation in the Company by eligible participants.

The 1998 Plan is administered by the Compensation Committee as a long-term component of the Company’s compensation package. The number of equity awards granted to each eligible named executive officer is made on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the Chief Executive Officer. Historically, the Compensation Committee has only granted stock options under the plan, but the committee may in the future elect to grant restricted stock.

According to the terms of the 1998 Plan, any unvested options immediately vest upon death, disability, or a change in control of the Company. In addition, if an option holder’s employment with the Company is terminated, any exercisable options held by that employee may be exercised for a period of:

•                                          for both incentive stock options (“ISO’s”) and nonstatutory options (“NSO’s”), up to twelve months if the termination of employment was due to the employee’s death or disability;

•                                          for ISO’s, up to ninety days, where the employee is terminated without cause;

•                                          for NSO’s, up to six months, where the employee is terminated without cause; or

•                                          up to thirty days, if the termination of employment was for any other reason.

The maximum number of shares the Compensation Committee may issue under the 1998 Plan in each fiscal year is 250,000 shares, but any shares of restricted stock that may be granted under the plan will reduce the number of shares available for grant by three shares for each share of restricted stock granted. In the event that in any fiscal year less than 250,000 shares are granted, then the amount of shares that can be granted in any future fiscal year will increase by the excess of 250,000 over the amount of shares actually granted in such year until the excess number of shares have been granted. In addition, shares available for grant as a result of cancellation or termination of previously granted awards will also be available for grant in any fiscal year until such shares have been granted. As of February 29, 2008, 246,786 shares remained available for issuance under the 1998 Plan. For a more detailed discussion of the material terms of the 1998 Plan, see “Executive Compensation – Equity Compensation Plan Information - Stock Option and Restricted Stock Plan.”

On June 24, 2008, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Helen of Troy Limited 2008 Stock Incentive Plan. If approved by the Company’s shareholders at the Annual Meeting, the total amount available for awards under the plan would be 750,000 shares of Common Stock. Of the total number of shares of Common Stock that will be available for grants, only 250,000 shares are available for restricted stock, restricted stock units or any other stock-based awards. The named executive officers, other than our Chief Executive Officer, will be eligible to receive awards under the 2008 Stock Incentive Plan. For a more detailed discussion of the material terms of the 2008 Stock Incentive Plan, see “Proposal 3: Approval of the Helen of Troy Limited 2008 Stock Incentive Plan.”

We also maintain our 1998 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which was approved by the Company’s shareholders at our 1998 annual general meeting.  The Stock Purchase Plan will terminate on July 17, 2008. All employees that own less than five percent of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries are eligible to participate in the plan, including the named executive officers. During fiscal year 2008, Thomas J. Benson, one of our named executive officers, participated in the Stock Purchase Plan.  Under the plan, employees are entitled to purchase shares of the Company’s Common Stock at a discount to market value. The purchase price is 85% of the average of the highest and lowest sale prices of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less. As of February 29, 2008, 280,372 shares remain available for issuance under the Stock Purchase Plan. For an additional discussion of the material terms of the Stock Purchase Plan, see “Executive Compensation – Equity Compensation Plan Information - Employee Stock Purchase Plan.”  On June 24, 2008, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Helen of Troy Limited 2008 Employee Stock Purchase Plan. For a discussion of the terms and conditions of the 2008 Employee Stock Purchase Plan, see “Proposal 2: Approval of the Helen of Troy Limited 2008 Employee Stock Purchase Plan.”

Other Personal Benefits Provided for Our Other Named Executive Officers

We provide other benefits to the named executive officers, such as a 401(k) plan, group medical, group disability, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees and we believe they are comparable to those provided at other companies.

Option Grant Practices

Grants of stock options are made without regard to anticipated earnings or other material announcements by the Company. Under the 1998 Plan, the exercise price of stock options is not less than the average of the highest and lowest sale price of our common shares on NASDAQ on the date of the grant. The vesting period of options for officers has historically been over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%. The Compensation Committee believes that these vesting terms encourage retention of our executive officers. The Compensation Committee may, however, adjust the vesting of options as it deems necessary under the circumstances. In January 2007, our Board of Directors determined that we would begin making any annual grants of stock options to current officers and employees on the first business day following the public announcement of the fiscal year-end financial results.  However, in 2008, the Compensation Committee decided to delay any decision regarding any annual grants of stock options until on or about the date of the Annual Meeting.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Annual cash incentive compensation and stock option awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible.

Grants of stock options to our named executive officers under our 1998 Plan are intended to comply with Section 162(m) for treatment as performance-based compensation. Therefore, we expect to deduct compensation of our named executive officers related to compensation under each of these plans.

The Company expects that the incentive cash bonus payments to our Chief Executive Officer under the Bonus Plan will comply with Section 162(m) for treatment as performance-based compensation in fiscal year 2008.  The Company is submitting the Bonus Plan for the shareholders to ratify the terms of the performance goals in the Bonus Plan and to approve specified amendments to the Bonus Plan.  The terms of the performance goals were last approved by the shareholders in 2003.  If the terms of the Bonus Plan are reapproved, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the Bonus Plan will also be deductible for fiscal year 2009.  However, as a result of a recent Internal Revenue Service revenue ruling, Mr. Rubin’s employment agreement must be modified before March 1, 2009 in order to ensure the full deductibility of any incentive award payable to him under the Bonus Plan for performance periods that begin after fiscal year 2009.  As a result, the Company and Mr. Rubin are working towards amending the employment agreement in a manner that would permit the continued full deductibility for tax purposes of the incentive awards paid under the Bonus Plan for performance periods that begin after fiscal year 2009.  The Company cannot assure shareholders that such an amendment will be agreed to by the parties.  If an appropriate amendment is not agreed to by the parties, then incentive awards payable to Mr. Rubin under the Bonus Plan for performance periods that begin after fiscal year 2009 may not be fully deductible notwithstanding any approval of Proposal 5 by the shareholders at the Annual Meeting.  In the event the terms of the performance goals under the Bonus Plan and the amendment to the Bonus Plan are not approved, then Mr. Rubin’s will continue to receive the bonus payments as set forth in the Bonus Plan and the Company will be unable to deduct incentive awards, including the payments set forth in the Bonus Plan, paid to Mr. Rubin and certain other named executive officers that, together with other compensation paid to each such executive officer that is not qualified performance-based compensation, exceed the $1,000,000 limit in Section 162(m) of the Code.  For additional information, see “Proposal 5: Ratification of the Terms of the Performance Goals Established for the Helen of Troy 1997 Cash Bonus Performance Plan and Approval of Amendments to the Plan.”

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during fiscal 2006 through 2008 by the Company’s Chief Executive Officer and its other named executive officers.

Summary Compensation Table for Fiscal Year 2008

				Option	All Other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)(3)	($)
Gerald J. Rubin	2008	600,000	5,054,234	—	68,409	5,722,643
Chairman, Chief Executive	2007	600,000	4,110,639	—	60,916	4,771,555
Officer, and President	2006	600,000	4,140,229	—	57,811	4,798,040

Thomas J. Benson	2008	386,250	54,300	34,848	8,038	483,436
Senior Vice President	2007	315,000	84,808	20,916	7,192	427,916
and Chief Financial Officer	2006	290,000	105,481	—	6,930	402,411

Vincent D. Carson	2008	236,917	30,500	9,431	7,444	284,292
Vice President and	2007	191,000	3,673	17,306	6,239	218,218
General Counsel	2006	191,000	41,873	—	6,327	239,200

(1)        Mr. Rubin’s bonuses were calculated and awarded pursuant to the Company’s 1997 Cash Bonus Performance Plan, as amended and approved by the Company’s shareholders.

(2)          These amounts reflect the expense of equity awards recognized for the covered fiscal year in our financial statement reporting of two share-based compensation plans:  a stock option and restricted stock plan adopted in fiscal 1998, as amended, and an employee stock purchase plan adopted in fiscal 1999.   The expense recognized for financial statement reporting was determined in accordance with Statement of Financial Accounting Standards No. 123(R), and includes amounts from awards granted prior to fiscal 2008.  Assumptions used in the calculation of these amounts are discussed in Note (9) to the Company’s audited financial statements for the fiscal year ended February 29, 2008, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 13, 2008.

(3)          This column reports all other compensation for the covered fiscal year that the Company could not properly report in any other column of the Summary Compensation Table.  Details of fiscal 2008 amounts in this column are provided in the table entitled “-All Other Compensation for Fiscal Year 2008” set forth below.

In fiscal 2008, the following compensation was paid to our named executive officers, which comprises “All Other Compensation:”

All Other Compensation for Fiscal Year 2008

					Life
		Group Life	Disability	Auto	Insurance
	401(k) Plan	Insurance	Insurance	Lease	Benefit	Total
Name	($)	($)	($)	($)	($)(1)	($)
Gerald J. Rubin	6,750	3,564	5,798	17,980	34,317	68,409
Thomas J. Benson	6,750	1,288	—	—	—	8,038
Vincent D. Carson	6,750	694	—	—	—	7,444

(1)          Includes amounts attributable to the economic benefit received for executive and survivorship life insurance policies.  The economic benefit of such policies totaled $34,317 in fiscal 2008.  In fiscal 2008, the Board of Directors elected to make a payment of $360,417 toward the current year premiums and $743,395 for repayment of prior year’s accumulated policy loans and interest on these policies.  See “Certain Relationships - Related Person Transactions.”

In fiscal year 2008, the following share based compensation was awarded to a named executive officer:

Grants of Plan-Based Awards in Fiscal Year 2008

All Other
		Option Awards;			Grant Date
		Number of	Exercise or		Fair Value
		Securities	Base Price		of Stock
		Underlying	of Option	Closing Market	and Option
		Options	Awards	Price on the	Awards
Name	Grant Date	(#)	($/Sh)	Date of Grant	($) (1)
Thomas J. Benson	5/15/2007	7,500	26.14	26.67	75,735

(1)          Mr. Benson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.  The amount shown under “Grant Date Fair Value of Stock and Option Awards ($)” is the total expense that will be recognized for financial statement reporting over the five year vesting term and was determined in accordance with Statement of Financial Accounting Standards No. 123(R).  Assumptions used in the calculation of this amount are discussed in Note (9) to the Company’s audited financial statements for the fiscal year ended February 29, 2008, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 13, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

The following table sets forth certain information with respect to outstanding equity awards at February 29, 2008 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexerciseable		($ )	Date (1)
Gerald J. Rubin (2)	500,000	—		17.63	1/29/09
	500,000	—		13.47	2/26/09
	250,000	—		15.78	5/28/09
	250,000	—		14.47	8/31/09
	250,000	—		10.63	11/30/09
	250,000	—		7.09	3/1/10
	250,000	—		9.17	5/31/11
	250,000	—		12.53	8/31/11
	250,000	—		10.75	11/30/11
	250,000	—		12.63	2/28/12
	250,000	—		13.03	5/31/12
	250,000	—		11.84	8/31/12
	250,000	—		10.08	11/30/12
	250,000	—		13.13	2/28/13
	250,000	—		14.94	5/31/13
	250,000	—		21.47	8/31/13
	125,000	—		22.81	11/30/13
Thomas J. Benson	56,883	—		21.21	8/22/13
	1,875	5,625	(3)	18.00	11/25/15
	—	7,500	(3)	26.14	5/15/17
Vincent D. Carson	10,000	—		10.71	11/1/11
	5,000	—		14.02	11/1/12
	5,000	—		23.38	12/1/13
	1,000	3,000	(4)	18.00	11/25/15

(1)          All options listed in this table have a ten year term from the date of grant.

(2)          Mr. Rubin’s stock options are 100% vested.

(3)          Mr. Benson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.

(4)          Mr. Carson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.

Option Exercises in Fiscal Year 2008

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
	(#)	($)
Gerald J. Rubin	1,000,000	11,887,500

EMPLOYMENT CONTRACT FOR CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Rubin serves as the Company’s Chief Executive Officer pursuant to an employment agreement pursuant to which Mr. Rubin receives an annual base salary of $600,000 and is eligible to receive an annual cash bonus payable in accordance with the Bonus Plan. The term of Mr. Rubin’s employment agreement is three years and automatically renews daily for a three year term.

The formula for calculating the annual cash bonus for Mr. Rubin under the Bonus Plan was submitted to the Company’s shareholders for approval in 2003.  The annual cash bonus to Mr. Rubin is payable based on the earnings achieved by the Company in any applicable fiscal year according to the following scale:

Amount Of Bonus Payable	Amount Of Earnings Achieved By
As A Percent Of Earnings	The Company In The Applicable Fiscal Year
5%	$	- 0 -	to	$30,000,000
6%		$30,000,001	to	$40,000,000
7%		$40,000,001	to	$50,000,000
8%		$50,000,001	to	$60,000,000
9%		$60,000,001	to	$70,000,000
10%		$70,000,001	or more

For the purposes of the bonus calculation, “earnings” means the sum of the consolidated earnings from continuing operations before giving effect to Mr. Rubin’s bonus and all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation are required to be determined in accordance with accounting principles generally accepted in the United States. The base salary paid to Mr. Rubin in the fiscal year then reduces the amount of the incentive bonus calculated above. Mr. Rubin’s incentive bonus for any fiscal year cannot exceed $15,000,000.  For fiscal 2008, Mr. Rubin received an annual cash bonus of $5,054,234.

Shareholder approval of the material terms of the Bonus Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the chief executive officer and certain other named executive officers under the Bonus Plan. The material terms of the preestablished performance goals for the awards under the Bonus Plan must be reapproved by the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the incentive awards paid under the Bonus Plan.  The Company is submitting the Bonus Plan for the shareholders to reapprove the terms of the performance goals under the Bonus Plan, which terms were last approved by the shareholders in 2003, and to approve amendments to the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan in compliance with the requirements of Section 409A of the Code.  If the terms of the Bonus Plan are reapproved, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the Bonus Plan will be deductible for fiscal year 2009.  However, as a result of a recent Internal Revenue Service revenue ruling, Mr. Rubin’s employment agreement must be modified before March 1, 2009 in order to ensure the full deductibility of any incentive award payable to him under the Bonus Plan for performance periods that begin after fiscal year 2009.  As a result, the Company and Mr. Rubin are working towards amending the employment agreement in a manner that would permit the continued full deductibility for tax purposes of the incentive awards paid under the Bonus Plan for performance periods that begin after fiscal year 2009.  The Company cannot assure shareholders that such an amendment will be agreed to by the parties.  If an appropriate amendment is not agreed to by the parties, then incentive awards payable to Mr. Rubin under the Bonus Plan for performance periods that begin after fiscal year 2009 may not be fully deductible notwithstanding any approval of Proposal 5 by the shareholders at the Annual Meeting.  In the event the terms of the performance goals under the

Bonus Plan and the amendment to the Bonus Plan are not approved, then Mr. Rubin’s bonus arrangement set forth in the Bonus Plan will continue in effect and the Company will be unable to deduct incentive awards, including the payments set forth in the Bonus Plan, paid to Mr. Rubin and certain other named executive officers that, together with other compensation paid to each such executive officer that is not qualified performance-based compensation, exceed the $1,000,000 limit in Section 162(m) of the Code.  For additional information, see “Proposal 5: Ratification of the Terms of the Performance Goals Established for the Helen of Troy 1997 Cash Bonus Performance Plan and Approval of Amendments to the Plan.”

Under the terms of his employment agreement, Mr. Rubin was entitled to receive options to purchase 125,000 shares of Common Stock on the last business day of each of the Company’s fiscal quarters and such options were immediately vested, assuming there were options available under the Company’s plans.  In the event there are not a sufficient number of shares under the stock option plans to cause the grant of stock options to Mr. Rubin, the Company agreed to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock to be subject to such stock option plans to enable such grants. In the event the Company’s shareholders do not approve additional shares to be issued under such stock option plans, the Company is not obligated to Mr. Rubin to grant such options.  In the fourth quarter of fiscal 2004, Mr. Rubin declined receipt of the balance of available options remaining in the 1998 Plan totaling 67,011 shares so that these options could be used during the remainder of fiscal 2005 to reward selected members of the Company’s management and certain new management hires with an equity ownership interest in the Company.  In connection with the amendment to our 1998 Plan approved by our shareholders at our 2005 annual general meeting, the plan was amended to increase the amount available under the plan by 750,000 shares of Common Stock and to provide that Mr. Rubin was not entitled to receive grants of any additional options under the plan. Additionally, Mr. Rubin will not be eligible to receive grants under the Helen of Troy Limited 2008 Stock Incentive Plan, if the plan is approved by the shareholders at the Annual Meeting.  For additional information regarding the proposed 2008 Stock Incentive Plan, see “Compensation Discussion and Analysis - Long Term Equity Compensation for Our Other Named Executive Officers” and “Proposal 3: Approval of the Helen of Troy Limited 2008 Stock Incentive Plan.”  Mr. Rubin received no stock options in fiscal years 2005 through 2008 and there are no stock options currently available to him under the Company’s existing or proposed stock option plans.

Mr. Rubin’s employment agreement also provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement, including travel expenses incurred by his spouse if she travels with him while he performs his obligations under the employment agreement.  Under the employment agreement, the Company will also reimburse Mr. Rubin for any taxes incurred by him with respect to these payments.

If Mr. Rubin’s employment with the Company is terminated by an occurrence other than death, disability, voluntary termination or for cause, he will receive payments, each in an amount equal to his monthly rate of basic compensation, which would commence on the date of termination and would continue until the date the employment contract would have expired but for said occurrence.  Mr. Rubin will also receive payments, payable annually after the close of each fiscal year of the Company, each in an amount of incentive compensation and bonuses that would otherwise have been payable to him if he had continued in the employ of the Company for the same period, provided, however, that the incentive compensation and bonus payable with respect to any fiscal year shall not be less than the highest annual incentive compensation and bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination.

Upon the occurrence of a change in control of the Company, Mr. Rubin may elect to terminate his employment with the Company, and upon such termination he will receive a present-value lump sum payment of that amount due to him as basic compensation if his employment contract had continued until the date the employment contract would have expired but for said occurrence. In the event of a change in control, Mr. Rubin will also receive a lump sum payment in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to him under the employment agreement. Such lump sum payment will be calculated using Mr. Rubin’s highest incentive compensation and bonuses payable with respect to the Company’s most recent three fiscal years ending prior to the date of the termination, with present value calculated using the applicable federal rate for the date of the termination of employment.  His employment agreement was amended in April 2005 to provide that upon termination in no event will the severance payments to Mr. Rubin exceed 2.99 times his base amount, as defined in Section 280G of the Code.

Under Mr. Rubin’s employment agreement, if Mr. Rubin’s employment is terminated by an occurrence other than by death, disability, voluntary termination or cause, including upon a change in control, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, if any, (4) medical benefits for him and his wife for life and (5) paid premiums of his life insurance policies, as required under his employment agreement.  At February 29, 2008, Mr. Rubin did not own any restricted stock or options that were not already vested. Mr. Rubin will also continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment agreement would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

In the event of Mr. Rubin’s death, all unpaid benefits under his employment agreement are payable to his estate. Mr. Rubin’s employment agreement grants him the right to elect a cash payment of the remainder of his contract in the event of a merger, consolidation or transfer of all or substantially all of the Company’s assets to any unaffiliated company or other person.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option and Restricted Stock Plan

The 1998 Plan was approved by the Company’s shareholders at the 1998 annual general meeting.  The purpose of the 1998 Plan is (1) to offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company, (2) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and (3) to encourage equity participation in the Company by eligible participants.  The Compensation Committee and the Board of Directors believe that the efforts of these individuals contributed significantly to the sustained growth since fiscal year 2005 in sales, earnings and earnings per share.  Since fiscal year 2005, the compounded annual growth rate of each of these performance measures grew at the rates described below:

Performance Measure	Compounded Annual Growth Rate
Sales	5.19%
Earnings	11.69%
Earnings Per Share	11.23%

The Compensation Committee and the Board of Directors believes that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals.  Since August 2005, Mr. Rubin has not been eligible to receive grants under the 1998 Plan.  The 1998 Plan terminates on August 25, 2008.

The Compensation Committee administers the 1998 Plan. Under the 1998 Plan, the Compensation Committee may grant incentive stock options, non-qualified options and restricted stock to our named executive officers, other than our Chief Executive Officer, and to other employees.  The number and the nature of equity awards granted to each eligible employee is made on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the Chief Executive Officer.  The exercise price for any option granted under the 1998 Plan is at a price that the committee may determine, but cannot be less than the average of the highest and lowest sale price of our Common Stock on NASDAQ on the date of the grant.  Any award granted under the 1998 Plan is exercisable or vests at such times, under such conditions and in such amounts and during such period or periods as the Compensation Committee determines on the date the award is granted.

The maximum number of shares the Compensation Committee may issue under the 1998 Plan in each fiscal year is 250,000 shares, but any shares of restricted stock that may be granted under the plan will reduce the number of shares available for grant by three shares for each share of restricted stock granted.  In the event that in any fiscal year less than 250,000 shares are granted, then the amount of shares that can be granted in any future fiscal year is increased by the excess of 250,000 over the amount of  shares actually granted in such year until the excess number of shares have been granted.  In addition, shares available for grant as a result of cancellation or termination of previously granted awards shall also be available for grant in any fiscal year until such shares have been granted.  Historically, the Compensation Committee has only granted stock options under the plan, but the committee may in the future elect to grant restricted stock.  As of  February 29, 2008, 246,786 shares remain available for issuance under the 1998 Plan.

Recipients of stock option awards may exercise their options at any time after they vest and before they expire, except that no awards may be exercised after ten years from the date of grant. Awards are generally not transferable by the recipient during the recipient’s life.  Awards granted under the plan are evidenced by either an agreement that is signed by us and the recipient or a confirming memorandum issued by us to the recipient setting forth the terms and conditions of the awards. Award recipients and beneficiaries of award recipients have no right, title or interest in or to any shares subject to any award or to any rights as a shareholder, unless and until shares are actually issued to the recipient.

According to the terms of the 1998 Plan, any unvested options immediately vest upon death, disability or a change in control (as defined in the 1998 Plan) of the Company. In addition, if a participant’s employment with the Company is terminated, any exercisable options held by that employee may be exercised for a period of:

•                  for both incentive stock options (“ISO’s”) and nonstatutory options (“NSO’s”), up to twelve months if the termination of employment was due to the employee’s death or disability;

•                  for ISO’s, up to ninety days, where the employee is terminated without cause;

•                  for NSO’s, up to six months, where the employee is terminated without cause; or

•                  up to thirty days, if the termination of employment was for any other reason.

The 1998 Plan requires participants to comply with specified confidentiality and non-competition provisions.  If the participant violates these provisions, then the participant may be required to forfeit his or her rights and benefits under the 1998 Plan, return to the Company any unexercised options, forfeit the rights under any awards of restricted stock and return any shares held by the participant received upon exercise of any option or the lapse of restrictions relating to restricted stock.

On June 24, 2008, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the 2008 Stock Incentive Plan. The named executive officers, other than our Chief Executive Officer, will be eligible to receive awards under the 2008 Stock Incentive Plan. For a more detailed discussion of the material terms of the 2008 Stock Incentive Plan, see “Proposal 3: Approval of the Helen of Troy Limited 2008 Stock Incentive Plan.”

Employee Stock Purchase Plan

Our 1998 Employee Stock Purchase Plan (the “Stock Purchase Plan”) was approved by the Company’s shareholders at the 1998 annual general meeting.  It is the intention of the Company that this plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.

The Stock Purchase Plan allows full-time employees of the Company or certain of its subsidiaries to purchase shares of Common Stock with accumulated payroll deductions.  Employees may authorize payroll deductions of up to 15% of their compensation, which is accumulated over an option period and then used to purchase Common Stock.  Option periods end in July and January of each fiscal year.   The purchase price is 85% of the average of the highest and lowest sale prices of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less.  Employees may suspend or discontinue their participation in the plan at any time.

As of February 29, 2008, 280,372 shares remain available for issuance under the Stock Purchase Plan.  The Stock Purchase Plan terminates in July 2008.  On June 24, 2008, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Helen of Troy Limited 2008 Employee Stock Purchase Plan. For a discussion of the terms and conditions of the 2008 Employee Stock Purchase Plan, see “Proposal 2: Approval of the Helen of Troy Limited 2008 Employee Stock Purchase Plan.”

The following table summarizes certain equity compensation plan information as of February 29, 2008:

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants, and rights	warrants, and rights	the first column) (1)
Equity compensation plans approved by security holders	5,823,183	$15.34	527,158

(1)          Includes 280,372 shares authorized and available for issuance in connection with the Stock Purchase Plan and 246,786 shares authorized and available for issuance under the 1998 Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes certain compensation that would be paid under Mr. Rubin’s employment agreement in the event of a termination of his employment with the Company and/or change in control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change in control occurred on February 29, 2008 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Rubin upon his termination and/or a change in control (based upon his compensation and service levels as of such date).  The actual amounts to be paid out can only be determined at the time of a change in control and/or termination of employment with the Company.  For further information regarding the terms of Mr. Rubin’s employment agreement, see “Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Chief Executive Officer - Gerald J. Rubin

Triggering Event	Compensation Component	How Paid	Payout($)
Death	• $5,000,000 life insurance benefit	Lump Sum	4,407,049
	• Any accrued payroll to date of death (1)		—
	• Any accrued incentive compensation prorated to date of death (2)	Lump Sum	5,054,234
	• Medical benefits for Mr. Rubin’s Spouse for her life (3)	Over Time	285,489
	Total		9,746,772
Disability (9)	• Short-term and long-term disability benefits (4)	Over Time	5,798
	• Any accrued payroll to date of termination (1)		—
	• Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	5,054,234
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	511,642
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	443,543
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the end of the fiscal year of termination, or payment of the after-tax economic equivalent of any such plans (7)	Either	4,615
	Total		6,019,832
Termination With	• Any accrued payroll to date of termination (1)		—
Cause (9)	• Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	5,054,234
	Total		5,054,234
Voluntary	• Any accrued payroll to date of termination (1)		—
Termination (9)	• Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	5,054,234
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	443,543
	Total		5,497,777

Triggering Event	Compensation Component	How Paid	Payout($ )
Termination Without	• Three years of annual base salary, paid monthly	Over Time	1,800,000
Cause by the Company or For Good Reason by Mr. Rubin (9)	• Three years of annual incentive compensation and cash bonuses, as computed per existing agreement, but never less than the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination, paid annually after the close of each fiscal year, at a date consistent with previous year’s payments (usually 75 days after year-end)	Over Time	15,162,702
	• Any accrued payroll to date of termination (1)		—
	• Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	5,054,234
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	511,642
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	443,543
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of three years from the date of termination, or on the date he receives equivalent benefits under similar plans provided by a subsequent employer; or payment of the after-tax economic equivalent of any such plans (8)	Either	31,154
	Total		23,003,275
Change in Control - Termination Without Cause by the Company	• Three years of annual base salary, paid as a lump sum (computed on the present value basis defined by the terms of the agreement (10)	Lump Sum	1,680,661
or for Good Reason (9)	• Three years of annual incentive compensation and cash bonuses, computed using the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination, paid as a lump sum (computed on the present value basis defined by the terms of the agreement)	Lump Sum	14,157,424
	• Any accrued payroll to date of termination (1)		—
	• Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	5,054,234
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	511,642
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	443,543
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of three years from the date of termination, or on the date he receives equivalent benefits under similar plans provided by a subsequent employer; or payment of the after-tax economic equivalent of any such plans (8)	Either	31,154
	Total		21,878,658

(1)          Accrued wages due were estimated using actual amounts that would have been payable had termination occurred at February 29, 2008.

(2)          Accrued incentive compensation due used actual amounts that would have been payable had termination occurred at February 29, 2008.   The amount due is the annual cash bonus for fiscal 2008, which would normally be paid in May of the following fiscal year.

(3)          Medical benefits were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insureds would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (one individual) – $6,250

•      Additional medical payments not covered by insurance, including deductibles and co-payments – $3,500

•      Expected annual medical insurance cost inflation – 8.0%

•      Mortality of the executive’s wife  – 21.4 years from the date of termination

•      Risk free discount rate  – 5.00%

(4)  Mr. Rubin’s disability benefit is comprised of three components: group short-term disability, group long-term disability, and supplemental long-term disability.  Group short-term disability provides ten weeks of benefits.  Group long-term disability provides for benefits to age 65, after a 90 day waiting period.  Supplemental long-term disability will pay benefits after a 360 day waiting period for up to two years through age 65.  The computation of total benefits available upon disability at February 29, 2008 would require the company to pay an additional premium on his supplemental long-term disability for one year.  The amount shown represents the undiscounted value of  the premium payment.

(5)          Life Insurance benefits were estimated using the present value of the accumulated cost of the insurance premiums payable under the policy.  Key assumptions used in this computation were:

•      Annual fixed premium cost – $43,431

•      Expected number of years of insurance premium payments –  17.6 years from date of termination

•      Risk free discount rate  – 5.00%

(6)          Medical benefits were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insured would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (two individuals) – $9,688

•      Current annual premium cost (one individual) – $6,250

•      Expected annual medical insurance cost inflation – 8.0%

•      Additional medical payments for each individual which was not covered by insurance, including deductibles - $3,500

•      Mortality of the executive – 17.6 years from the date of termination

•      Mortality of the executive’s wife – 21.4 years from the date of termination

•      Risk free discount rate – 5.00%

(7)   Includes the current after tax benefit afforded by participation in the Company’s benefits for 401(k) employer matching contributions.  In the case of a disability assumed to occur at fiscal year-end, two months of matching contributions would be due.

(8)   Includes the current after tax benefit afforded by participation in the Company’s benefits for 401(k) employer matching     contributions.   The amounts were computed as the undiscounted after tax value of the continuing cash outlay required by the Company, assuming the benefits would be received for the full three year commitment.

(9)   The terms “Disability,” “Cause,” “Good Reason,” and “Change in Control,” have the same meanings as defined in Mr. Rubin’s employment agreement.

Other Named Executive Officers

The other named executive officers stock options are subject to all terms of the 1998 Plan that govern all employees who receive options.  Under the 1998 Plan, any unvested options immediately vest upon a change in control of the Company (as defined in the 1998 Plan). In addition, if an option holder’s employment with the Company is terminated due to his death or disability, all of his options will immediately vest and will remain exercisable for one year after such termination.  If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for thirty days.  If an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, if ISOs, or six months, if NSOs.

If Mr. Benson or Mr. Carson died or suffered a disability or the Company experienced a change in control on February 29, 2008, they would not receive any benefit to them by reason of the immediate vesting of their options as the exercise price of their unvested options exceeded the market price per share of the Company’s common stock on February 29, 2008 of $15.79.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related person transaction, the executive officer, director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction.  Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related person transaction requiring approval by the Audit Committee.  If the transaction is considered to be a related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

Byron H. Rubin, a member of the Company’s Board of Directors, earns insurance agent’s commissions paid by certain of our insurers directly to him in connection with certain life insurance policies. During fiscal 2008, he received commissions of approximately $10,000 from policies sold to the Company.

Timothy F. Meeker, a member of the Company’s Board of Directors, was paid consulting fees of $48,000 during fiscal 2008 in connection with marketing advisory services provided to Idelle Labs, Ltd., the business unit in the Company’s personal care segment that develops and distributes liquid hair styling products, body powder and skin care products.   In addition to his fees, during fiscal 2008, Mr. Meeker was reimbursed $1,401 for travel and lodging expenses incurred while performing services in this capacity.

All of the above transactions have been reviewed, approved and ratified by the Company’s Audit Committee.  In evaluating the independence of the Company’s Directors, the Audit Committee and the Board of Directors considered the consulting contract with Mr. Meeker.

Prior to July 2003, the Company had paid premiums for survivorship life insurance policies on the lives of Mr. Gerald J. Rubin and Mrs. Stanlee N. Rubin in the initial aggregate insured amount of $29,000,000.  The Company and a trust established for the benefit of Mr. and Mrs. Rubin, which was the owner of the life insurance policies (the “Trust”), entered into a split dollar insurance agreement in March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies.  In July 2003, the Trust and the Company entered into a split dollar life insurance agreement under which the Trust transferred ownership of the policies to the Company.  The Company agreed to pay annual premiums of up to $360,000 on the policies and upon the death of the second to die of Mr. and Mrs. Rubin, the Company shall receive the cash surrender value of the policies, and the Trust shall receive the balance of the proceeds.  The Company will also be entitled to the cash surrender value of the policies if the policies are cancelled.  The Board of Directors decides annually whether to pay annual premiums of up to $360,417 on the policies.  During fiscal 2008, the Board of Directors approved a payment of $360,417 toward the current year’s premiums and $743,395 for repayment of prior year’s accumulated policy loans and interest on these policies.  As of February 29, 2008, the total aggregate death benefit of the policies was $32,980,104, the aggregate cash surrender value of the policies was $6,272,701, and the aggregate premiums paid by the Company since inception of the policies was $5,432,169.

Through fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Gerald J. Rubin in the initial insured amount of $5,000,000.  Under the split dollar agreement for this policy, entered into in June 2000, the Company is entitled to reimbursement for all premium payments it has made on the policy out of any death benefits paid on the life of Gerald J. Rubin. No premiums have been paid on the policy since fiscal 2002.  As of February 29, 2008, the total aggregate death benefit of the policies was $5,365,315, the aggregate cash surrender value of the policies was $365,315, and the aggregate premiums paid by the Company since inception of the policies was $922,774.

REPORT OF THE AUDIT COMMITTEE

Composition.    The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three directors, Adolpho R. Telles, Gary B. Abromovitz and John B. Butterworth. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Adolpho R. Telles is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•      The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•      The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•      The Company’s compliance with legal and regulatory requirements; and

•      The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2008 fiscal year.

2.  The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.  The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has held such discussions regardin independence with its auditor and independent registered public accounting firm.

4.  The Audit Committee has considered whether the provision of services covered by fees paid to the independent registered public accounting firm are compatible with maintaining the independence of that firm.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the SEC.

Members of the Audit Committee:

Adolpho R. Telles (Chairman)

Gary B. Abromovitz

John B. Butterworth

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRMS

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the year ended February 29, 2008, fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the year ending February 28, 2007 and fees billed for other services rendered by each firm during those periods.

	2008	2007
Type of Fee	Grant Thornton	KPMG
Audit Fees	$752,300	$919,600
Audit-Related Fees	—	—
Tax Fees	28,700	18,000
All Other Fees	—	—
Total	$781,000	$937,600

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.

Tax Fees: Consist of tax compliance/preparation fees by our independent registered public accounting firm to the Company for professional services and assistance to the Company’s in-house tax departments related to federal, state and international tax compliance.

All Other Fees: Consist of fees billed by our independent registered public accounting firm to the Company for other permissible work for services not included in the first three categories.   The Company intends to minimize services in this category.   These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal 2008 and 2007 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act.  There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2: APPROVAL OF THE HELEN OF TROY LIMITED 2008 EMPLOYEE STOCK PURCHASE PLAN

On April 8, 2008, the Company’s Board of Directors adopted, subject to approval by the Company’s shareholders, the Helen of Troy Limited 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and reserved for issuance thereunder 350,000 shares of the Common Stock. The text of the 2008 ESPP is attached hereto as Appendix A. The material features of the 2008 ESPP are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2008 ESPP.  It is the intention of the Company that the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the 2008 ESPP is to provide employees of the Company or its subsidiaries designated by the Board of Directors or the Committee (defined below) (“Designated Subsidiaries”) as eligible to participate in the 2008 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The 2008 ESPP provides that eligible full-time employees of the Company or its Designated Subsidiaries may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employee.

Administration

The 2008 ESPP will be administered by a committee appointed by the Board of Directors (the “Committee”). The Committee will consist of at least two members, each of whom will be a member of the Board of Directors who is both a (a) ”non-employee director”, within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (b) an “outside director,” within the meaning of Section 162(m) of the Code.

The Committee will have the full power and authority, in its sole discretion, to promulgate any rules and regulations which it deems necessary for the proper administration of the 2008 ESPP and to interpret the provisions and supervise the administration of the plan.

Effective Time and Term; Amendment and Termination

The 2008 ESPP is subject to shareholder approval and will become effective on September 1, 2008 and continue until September 1, 2018, unless sooner terminated. The Board of Directors may amend or terminate the 2008 ESPP in its sole discretion; provided that no amendment will be made without the requisite approval of the Company’s shareholders that will (a) materially increase the number of shares that may be issued under the 2008 ESPP, other than an increase or decrease resulting from a recapitalization or reorganization, (b) materially modify the requirements as to eligibility for participation, except as otherwise specified in the 2008 ESPP, (c) materially increase the benefits accruing to the participating employees, (d) reduce the purchase price, other than an increase or decrease resulting from a recapitalization or reorganization, (e) extend the term of the 2008 ESPP or (f) amend the provision regarding amendments to the plan in a manner that would defeat the provision’s purpose.

Eligibility

Employees regularly employed on a full-time basis by the Company or a Designated Subsidiary on the first day of any exercise period for an offering are eligible to purchase Common Stock under the terms and conditions of such offering of Common Stock under the 2008 ESPP. An employee is considered to be employed on a full-time basis unless his or her customary employment is less than 20 hours per week or less than 5 months during any year. An employee who immediately after a right to purchase Common Stock under the 2008 ESPP is granted owns or is considered to own shares of stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries may not participate in the 2008 ESPP. For purposes of determining stock ownership pursuant to the immediately preceding sentence, any stock which an employee may purchase by conversion of convertible securities or under outstanding options will be treated as owned by the employee and the attribution rules of Section 424 of the Code, will be applicable. The Committee may (a) establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to the first day of an exercise period to be eligible to participate in an offering, (b) extend eligibility to part-time employees, (c) impose an eligibility period on participation of up to two (2) years with respect to participation in the 2008 ESPP or (d) determine that a group of highly compensated employees are ineligible to participate.

At June 27, 2008, the Company had approximately 675 full-time employees who would be eligible to participate in the 2008 ESPP. At this time, the number of employees that will participate in the 2008 ESPP cannot be determined precisely nor can the benefits or amounts that will be received by or allocated to participating employees, including the Company’s executive officers or any other group of employees.

Securities and Amount of Common Stock Subject to the 2008 ESPP

The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2008 ESPP will not exceed 350,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2008 ESPP. If the total number of shares of Common Stock for which options are granted exceeds the maximum number of shares offered, the number of shares which may be purchased under the options granted will be reduced on a pro rata basis.

Method of Employee Participation in the 2008 ESPP

The Committee will designate the amount of shares available for each offering and will establish the duration for each offering, the first day of each offering and the exercise periods for the offerings.

An eligible employee electing to participate in any offering of Common Stock under the 2008 ESPP may authorize payroll deductions not to exceed 15% of that employee’s compensation, or such lesser percentage of the employee’s compensation. The Company will maintain or caused to be maintained a stock purchase account for each participating employee and no interest will be paid or credited with respect to amounts accrued in such accounts except where required by local law. Upon the expiration date of each offering, the funds accumulated in the stock purchase account of each participating employee will be applied to the purchase of shares of Common Stock at a price per share equal to the lesser of (a) a percentage (not less than 85%) established by the Committee (the “Designated Percentage”) of the fair market value per share of Common Stock on the date on which an option is granted, or (b) the Designated Percentage of the fair market value (as determined under the 2008 ESPP) per share of Common Stock on the date on which the option is exercised and the Common Stock is purchased. Upon the exercise of an option, the Company will deliver to the participating employee the Common Stock purchased. The Committee may permit or require that shares be deposited directly with a broker designated by the participating employee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may also require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

An employee will not be entitled to accrue rights to purchase shares under the 2008 ESPP (and other employee stock purchase plans, as defined in Section 423 of the Code, of the Company and its subsidiaries) at a rate which exceeds $25,000 of the fair market value (as determined under the 2008 ESPP) of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time. The maximum shares of Common Stock subject to any option cannot exceed 2,000.

In the event the fair market value (as determined under the 2008 ESPP) of the Common Stock is lower on the first day of an exercise period within an option period (subsequent “Reassessment Date”) than it was on the first day for the applicable option period, all employees participating in the 2008 ESPP on the Reassessment Date will be deemed to have relinquished the portion of the option granted on the first day of the option period that has not previously been exercised and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping option periods or to restrict such transfers to lower price option periods.  For the purposes of the preceding sentence, the last business day of each option period shall be considered the first day of an exercise period within that option period.

A participating employee may suspend or discontinue participation in the 2008 ESPP. If an employee suspends participation during an exercise period, his or her accumulated payroll deductions will remain in the 2008 ESPP for purchase of shares on the following exercise date. If an employee discontinues participation in the 2008 ESPP, the amount credited to the participating employee’s individual account will be paid to such employee without interest (except where required by local law).

Recapitalization

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limits and the maximum number of shares will be proportionately increased or decreased and the terms relating to the purchase price with respect to the option will be appropriately adjusted by the Committee, and the Committee will take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Committee, if it so determines in the exercise of its sole discretion, may also adjust the number of shares available pursuant to the 2008 ESPP, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Company effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

Merger, Liquidation, Other Company Transactions

In the event of the proposed liquidation or dissolution of the Company, the option period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options will automatically terminate and the amounts of all payroll deductions will be refunded without interest to the participating employees.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Committee, (a) each option will be assumed or an equivalent option will be substituted by the successor corporation or parent or subsidiary of such successor corporation, (b) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale will be treated as an exercise date for the options granted pursuant to the 2008 ESPP, and all outstanding options will be deemed exercisable on such date or (c) all outstanding options will terminate and the accumulated payroll deductions will be returned to the participating employees.

Termination of Employment, Death and Transferability

In the event a participating employee terminates employment with the Company or a subsidiary for any reason (including death) prior to the expiration of the offering, the employee’s participation in the 2008 ESPP will terminate and all amounts credited to the employee’s account will be paid to the employee or the employee’s estate without interest (except where required by local law). The Committee may establish rules regarding when leaves of absence or change of employment status will be considered termination of employment and may establish termination of employment procedures with respect to the 2008 ESPP which are independent of similar rules established under other benefits plans of the Company and its subsidiaries. Options granted under the 2008 ESPP may not be voluntarily or involuntarily assigned, transferred, pledged or otherwise disposed of in any way.

The Company will not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (a) it and the participating employee have taken all actions required to register the Common Stock under the Securities Act of 1933, as amended, and to qualify the Common Stock under applicable state “blue sky” laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable foreign securities laws is available, (b) any applicable listing requirement of any NASDAQ market system or stock exchange on which the Common Stock is listed has been satisfied and (c) all other applicable provisions of state, federal and applicable foreign law have been satisfied.  The Committee may require each participating employee purchasing Common Stock under the 2008 ESPP to represent to and agree with the Company in writing that such the employee is acquiring the shares for investment purposes and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under the 2008 ESPP will be subject to such stock-transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any NASDAQ market system or stock exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Federal Income Tax Consequences

The following is a discussion of certain U.S. federal income tax consequences relevant to participating employees in the 2008 ESPP who are subject to federal income tax and the Company and it does not address state, local or foreign tax consequences.

The 2008 ESPP is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Code, which qualifies for favorable tax treatment.  A participating employee does not have to pay taxes until he or she sells or otherwise disposes of the shares purchased under the 2008 ESPP.  How a participating employee will be taxed when he or she sells the shares acquired under the 2008 ESPP depends on whether the shares are sold after the holding period established under Section 423 of the Code.

If a participating employee under the 2008 ESPP does not sell or otherwise dispose of the shares until the later of two years after the granting of the option to purchase shares or twelve months after the purchase date (or he or she dies while owning the shares) then upon the sale or disposition of such shares (or at the participating employee’s death) the participating employee will recognize ordinary income in the year of sale or disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares as of the date of disposition over the purchase price, or (2) the excess of the fair market value of the shares at the time the option was granted over the purchase price (determined as of the date the option was granted).    In addition, the participating employee will realize a capital gain or loss in an amount equal to the difference between the sales price and the adjusted tax basis in the shares (i.e., the purchase price plus the amount taxed as ordinary income).  If the participating employee dies before the shares are sold, the basis of the shares in the hands of the participating employee’s heirs or estate will be equal to the fair market value of the shares on the date of the participating employee’s death. As to the granting of such option and the sale of shares pursuant thereto, the Company is allowed no deduction for any portion of the excess of the fair market value of the shares over the cost of the shares to the participating employee.

However, if the participating employee sells or disposes of such shares before the expiration of the required holding period above, he or she will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price.   In addition, the participating employee will realize a capital gain or loss on the difference between the sale price and the adjusted tax basis in the shares (i.e., the purchase price plus the amount taxed as ordinary income).  If the participating employee sells or disposes of the shares before the expiration of the required holding period, the Company will be allowed a compensation expense deduction for the difference between the fair market value of the shares on the purchase date and the purchase price.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 ESPP. Accordingly, holders of shares of stock purchased under the 2008 ESPP should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before disposing of any shares of stock acquired. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain any tax status.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Helen of Troy Limited 2008 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3: APPROVAL OF THE HELEN OF TROY LIMITED 2008 STOCK INCENTIVE PLAN

On June 24, 2008, the Company’s Board of Directors adopted, subject to approval by the Company’s shareholders, the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”) and reserved 750,000 shares of Common Stock for awards under the plan.  Of the total number of shares of Common Stock that will be available for grants, only 250,000 shares are available for restricted stock, restricted stock units or any other stock-based awards.  The text of the 2008 Stock Plan is attached hereto as Appendix B. The material features of the 2008 Stock Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2008 Stock Plan.

The purpose of the 2008 Stock Plan is to (i) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.  Equity-based compensation and ownership will also give the recipients of equity awards under the 2008 Stock Plan a continuing stake in the long-term success of the Company, and the delayed vesting of equity awards will help to encourage retention.  The Compensation Committee and the Board of Directors believe that the efforts of these individuals contributed significantly to the sustained growth since fiscal year 2005 in sales, earnings and earnings per share with compounded annual growth rates of 5.19%, 11.69% and 11.23%, respectively.  The Compensation Committee and the Board of Directors believe that the executive officers and employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals. Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, will not be eligible to participate in the 2008 Stock Plan.

General

The 2008 Stock Plan permits the granting of any or all of the following types of awards:

•   stock options, including incentive stock options (“ISOs”) and non-qualified stock options;

•   stock appreciation rights (“SARs”);

•   restricted stock;

•   restricted stock units; and

•   other stock-based awards.

The 2008 Stock Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 750,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. Presently, the 2008 Stock Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 750,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards is 250,000 shares.

Presently, the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 250,000 shares. Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Stock Plan. As of June 25, 2008, the closing price of the Common Stock was $16.71 per share.

Eligibility

Employees of the Company, its subsidiaries and affiliates (excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President) and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan. As of June 27, 2008, the Company, its subsidiaries and affiliates, had approximately 675 employees that are eligible to receive awards under the 2008 Stock Plan.

Administration

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2008 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Stock Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2008 Stock Plan. If necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code, members of the

Compensation Committee must be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The 2008 Stock Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below) in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the 2008 Stock Plan), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the Chief Executive Officer must notify the Compensation Committee of any such grants.

Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval, provided, however, that the Compensation Committee may: (i) authorize the Company, with the consent of the respective participating employee, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (ii) buy from a participating employee an award previously granted with payment in cash, shares of Common Stock (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the participating employee may agree.  For purposes of the 2008 Stock Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding option granted under the 2008 Stock Plan after it is granted or (B) canceling an outstanding award granted under the 2008 Stock Plan at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2008 Stock Plan) of the stock underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2008 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2008 Stock Plan upon cancellation, expiration or forfeiture of an award, as well as the exercise or purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan).  Except as expressly provided in the 2008 Stock Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2008 Stock Plan or an award.

In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined in the 2008 Stock Plan), any option, SAR or restricted stock unit granted under the 2008 Stock Plan will terminate as of a date to be fixed by the Compensation Committee, provided that not less than 30 days written notice of the date so fixed will be given to each participant holding an affected option, SAR or restricted stock unit and each such participant will have the right during the period to exercise or settle his options, SARs and restricted stock units as to all or any part of the shares covered thereby or subject thereto.

In the event of any reorganization, recapitalization, merger, amalgamation, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, then (i) if there is no plan or agreement with respect to the event or if the plan or agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding unexercised or unsettled options, SARs or restricted stock units for securities of another corporation, then the Compensation Committee will take such action, and such awards will terminate, or (ii) if there is a plan or agreement and if the plan or agreement specifically provides for the change, conversion or exchange of the shares under outstanding, unexercised or unsettled options, SARs or restricted stock units for securities of another corporation, then the committee will adjust the shares under the outstanding unexercised or unsettled options, SARs or restricted stock units (and will adjust the shares which are then available to be granted, if the plan or agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the plan or agreement for the adjustment, change, conversion or exchange of such options, SARs or restricted stock units.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (i) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (ii) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.

Stock Options

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participating employee or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability. If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within 90 days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

Stock Appreciation Rights

The Compensation Committee has the authority under the 2008 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

Other Stock-Based Awards

The Compensation Committee also has the authority under the 2008 Stock Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee. Such other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. Performance criteria, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Code must be chosen by the Compensation Committee from among the following:

•              earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•              net income;

•              operating income;

•              earnings per share;

•              book value per share;

•              return on shareholders’ equity;

•              expense management;

•              return on investment before or after the cost of capital;

•              improvements in capital structure;

•              profitability of an identifiable business unit or product;

•              maintenance or improvement of profit margins;

•              stock price;

•              market share;

•              revenues or sales;

•              costs;

•              cash flow;

•              working capital;

•              changes in net assets (whether or not multiplied by a cost of capital percentage); and

•              return on assets.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any fiscal year of the Company will be $1,000,000.

Restricted Stock and Restricted Stock Units

The 2008 Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2008 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Amendments to the 2008 Stock Plan

The 2008 Stock Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (i) without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (ii) without the consent of a participant, would impair any of the rights or obligations under any award previously granted to the participant.  Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2008 Stock Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability

Awards under the 2008 Stock Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (ii) any trust in which these persons have more than 50% of the beneficial interest, (iii) any foundation in which these persons or the participant control the management of assets and (iv) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2008 Stock Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences

The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the 2008 Stock Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2008 Stock Plan and does not address state, local or foreign tax consequences.

A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant’s alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or stock received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any named executive officer by the corporation on the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders. The Company has structured and intends to implement the 2008 Stock Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Code and would not, therefore, be subject to any deduction limitation under Section 162(m) of the Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Code.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control (as defined in the 2008 Stock Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% exercise tax, and the Company may be denied a tax deduction.

Section 409A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2008 Stock Plan will comply with the provisions of Section 409A of the Code. Options are granted so as not to be subject to Section 409A of the Code. Other awards have been designed to automatically comply with Section 409A of the Code. However, grantees of Performance-Based Awards may be permitted to elect to defer the payment of certain Performance-Based Awards. This deferral election is also intended to comply with Section 409A of the Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Section 409A of the Code may subject the grantee to an increased tax rate and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 Stock Plan. Accordingly, holders of awards granted under the 2008 Stock Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

The 2008 Stock Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Other

The amounts that will be received by participants in the future under the 2008 Stock Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Helen of Troy Limited 2008 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4: APPROVAL OF THE HELEN OF TROY LIMITED 2008 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

On June 24, 2008, the Company’s Board of Directors adopted, subject to approval by the Company’s shareholders, the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan”) and reserved for issuance thereunder 175,000 shares of Common Stock. The text of the 2008 Director Plan is attached hereto as Appendix C. The material features of the 2008 Director Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2008 Director Plan.

The purpose of the 2008 Director Plan is to (i) aid the Company in attracting, securing and retaining Directors of outstanding ability and (ii) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. Additionally, in determining to adopt the 2008 Director Plan, the Board of Directors considered the need to better align the interests of the non-employee Directors with those of the Company’s shareholders and that the Company’s non-employee Directors have not received equity compensation since 2005. The Board also recognized that the time commitment required of the Company’s non-employee Directors has continued to increase. The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

General

The 2008 Director Plan permits the granting of any or all of the following types of awards:

•                                          restricted stock;

•                                          restricted stock units; and

•                                          other stock-based awards.

The 2008 Director Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 175,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below).

Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Director Plan.

Eligibility

Non-employee directors of the Company are eligible to participate in the 2008 Director Plan. As of June 27, 2008, the Company had seven non-employee directors that are eligible to receive awards under the 2008 Director Plan. Because Gerald J. Rubin is an employee of the Company, he will not be eligible to participate in the 2008 Director Plan.

Administration

The 2008 Director Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select non-employee directors to whom awards are to be granted, to determine the number and type of awards to be granted to such non-employee directors and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2008 Director Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Director Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2008 Director Plan. If necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act, members of the Compensation Committee must be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2008 Director Plan but as to which no awards have yet been granted or which have been returned to the 2008 Director Plan upon cancellation, expiration or forfeiture of an award, as well as the purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan). Except as expressly provided in the 2008 Director Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2008 Director Plan or an award.

In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined in the 2008 Director Plan), any restricted stock unit granted under the 2008 Director Plan will terminate as of a date to be fixed by the Compensation Committee, provided that not less than 30 days written notice of the date so fixed will be given to each participant holding any affected restricted stock unit and each such participant will have the right during the period to settle his or her restricted stock units as to all or any part of the shares covered thereby or subject thereto.

In the event of any reorganization, recapitalization, merger, amalgamation, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, then (i) if there is no plan or agreement with respect to the event or if the plan or agreement does not specifically provide for the change, conversion or exchange of the shares under unsettled restricted stock units for securities of another corporation, then the Compensation Committee will take such action, and such awards will terminate, or (ii) if there is a plan or agreement and if the plan or agreement specifically provides for the change, conversion or exchange of the shares under unsettled restricted stock units for securities of another corporation, then the committee will adjust the shares under the unsettled restricted stock units in a manner not inconsistent with the provisions of the plan or agreement for the adjustment, change, conversion or exchange of such stock.

In the event of a Change of Control (as defined in the 2008 Director Plan), (i) the participants will have the right to settle from and after the date of the Change of Control any restricted stock unit held by such participant in whole or in part, notwithstanding that such restricted stock unit may not be fully vested, and (ii) any and all restrictions on any participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested.

Other Stock-Based Awards

The Compensation Committee also has the authority under the 2008 Director Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee and set forth in an award agreement.

Restricted Stock and Restricted Stock Units

The 2008 Director Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Director Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Director Plan may be conditioned upon such criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2008 Director Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Amendments to the 2008 Director Plan

The 2008 Director Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (i) without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (ii) without the consent of a participant, would impair any of the rights or obligations under any award previously granted to the participant. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2008 Director Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability

Awards under the 2008 Director Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may waive the non-transferability provisions of the 2008 Director Plan to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders.  Accordingly, upon recommendation of the Compensation Committee, the Board of Directors has adopted stock ownership and compensation guidelines for our Directors.  Under these guidelines, our Directors should hold shares of our Common Stock equal in value to at least three times the annual cash retainer for Directors.  The guidelines provide that the stock ownership levels should be achieved by each Director within five years from the adoption of the guidelines or, in the case of a new director, within five years of his or her first appointment to the Board of Directors.  To further encourage equity participation, the guidelines provide that equity awards to non-employee Directors either vest over a period of at least three years or are required to be held by the Director until his or her service with the Company ends.  The Board of Directors also believe that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership.  In this respect, the Board of Directors will seek to target Director compensation at a mix of approximately 60% cash and 40% equity.

Federal Income Tax Consequences

The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the 2008 Director Plan who are subject to federal income tax. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2008 Director Plan and does not address state, local or foreign tax consequences.

A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received.

Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant or vesting of an award.

Section 280G of the Code

Under certain circumstances, the accelerated vesting of awards in connection with a Change of Control (as defined in the 2008 Director Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% exercise tax, and the Company may be denied a tax deduction.

Section 409A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2008 Director Plan will comply with the provisions of Section 409A of the Code. Options are granted so as not to be subject to Section 409A of the Code. Other awards have been designed to automatically comply with Section 409A of the Code. However, under certain circumstances the accelerated payment of awards subject to Section 409A of the Code may subject the grantee to an increased tax rate and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 Director Plan. Accordingly, holders of awards granted under the 2008 Director Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status of any award.

The 2008 Director Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Other

The amounts that will be received by participants in the future under the 2008 Director Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5: RATIFICATION OF THE TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE HELEN

OF TROY 1997 CASH BONUS PERFORMANCE PLAN AND APPROVAL OF AMENDMENTS TO THE PLAN

Effective March 1, 1997, the Company’s Board of Directors approved the Helen of Troy 1997 Cash Bonus Performance Plan (as amended, the “Bonus Plan”) and the terms of the performance goals established thereunder. The Company’s shareholders approved the Bonus Plan on August 26, 1997. The Bonus Plan is designed to recognize the significant contributions of the Company’s executive officers to the growth, profitability and success of the Company by rewarding participating executive officers for the achievement of preestablished annual performance goals. On August 26, 2003, the Company’s shareholders approved an amendment to the Bonus Plan to amend the earnings formula bonus payable to the Company’s Chief Executive Officer and President.

Shareholder approval of the material terms of the Bonus Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the chief executive officer and certain other named executive officers under the Bonus Plan. The material terms of the preestablished performance goals for the awards under the Bonus Plan must be reapproved by the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the incentive awards paid under the Bonus Plan. If the terms of the Bonus Plan are reapproved, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the Bonus Plan will be deductible for fiscal year 2009. However, as a result of a recent Internal Revenue Service revenue ruling, Mr. Rubin’s employment agreement must be modified before March 1, 2009 in order to ensure the full deductibility of any incentive award payable to him under the Bonus Plan for performance periods that begin after fiscal year 2009.

The recent Internal Revenue Service revenue ruling provides that compensation is not qualified performance-based compensation, and therefore not deductible under Section 162(m) of the Code, if the applicable agreement provides for payment of compensation upon termination without cause, termination for good reason or voluntary retirement without regard to whether the performance goal has been attained. The ruling is prospective and will first apply to incentive awards for the performance period coinciding with fiscal year 2010. The Company believes that the potential termination payments under Mr. Rubin’s current employment agreement would not comply with the terms of this revenue ruling. As a result, the Company and Mr. Rubin are working towards amending the employment agreement in a manner that would permit the continued full deductibility for tax purposes of the incentive awards paid under the Bonus Plan for performance periods that begin after fiscal year 2009. The Company cannot assure shareholders that such an amendment will be agreed to by the parties. If an appropriate amendment is not agreed to by the parties, then incentive awards payable to Mr. Rubin under the Bonus Plan for performance periods that begin after fiscal year 2009 may not be fully deductible notwithstanding any approval of this Proposal 5 by the shareholders at the Annual Meeting.

The Company is submitting the Bonus Plan for the shareholders to reapprove the terms of the performance goals under the Bonus Plan, which terms were last approved by the shareholders in 2003, and to approve amendments to the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan in compliance with the requirements of Section 409A of the Code. In the event the terms of the performance goals under the Bonus Plan and the amendment to the Bonus Plan are not approved, then Mr. Rubin’s bonus arrangement set forth in the Bonus Plan will continue in effect and the Company will be unable to deduct incentive awards, including the payments set forth in the Bonus Plan, paid to Mr. Rubin and certain other named executive officers that, together with other compensation paid to each such executive officer that is not qualified performance-based compensation, exceed the $1,000,000 limit in Section 162(m) of the Code.

On June 24, 2008, the Board of Directors approved the terms of the performance goals under the Bonus Plan and approved and adopted, subject to shareholder approval, the amendments to the Bonus Plan and determined to submit the terms of the performance goals and the amendments to the shareholders for ratification and approval. The text of the Bonus Plan as proposed to be amended is included as Appendix D to this Proxy Statement and is marked to show the changes from the text of the Bonus Plan, as amended. This summary is qualified by reference to the Bonus Plan.

Under the Bonus Plan, each fiscal year’s performance goal for the Company’s Chief Executive Officer is linked to consolidated earnings from continuing operations before giving effect to Mr. Rubin’s bonus and all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses (“Earnings”). The Bonus Plan provides that the percentage used to determine the amount of Mr. Rubin’s Incentive Bonus (as defined below) for a given fiscal year will fluctuate year to year based on the Earnings achieved by the Company in the applicable fiscal year according to the following scale:

Amount Of Bonus Payable	Amount Of Earnings Achieved By
As A Percent Of Earnings	The Company In The Applicable Fiscal Year
5%	$	- 0 -	to	$30,000,000
6%		$30,000,001	to	$40,000,000
7%		$40,000,001	to	$50,000,000
8%		$50,000,001	to	$60,000,000
9%		$60,000,001	to	$70,000,000
10%		$70,000,001	or more

The Incentive Bonus will be calculated by multiplying the applicable percentage by the Earnings. The amount of the Incentive Bonus is then reduced by the salary paid to Mr. Rubin in the applicable fiscal year. The Bonus Plan also provides that Mr. Rubin’s Incentive Bonus for any fiscal year may not exceed $15,000,000.

The Earnings formula described above constitutes a performance goal under Section 162(m) of the Code for which the Company seeks shareholder approval. The ratification of the material terms of the performance goals established for the Company’s Chief Executive Officer under the Bonus Plan by the Company’s shareholders will allow the bonus payments to Mr. Rubin described above to be fully tax deductible in fiscal 2009.

Because the Incentive Bonus is linked to Earnings during each fiscal year in which the Bonus Plan is in effect, the actual Incentive Bonus to be received by Mr. Rubin for each such fiscal year pursuant to the Bonus Plan is not currently determinable. However, for the fiscal year ended February 29, 2008, Mr. Rubin received $5,054,234 as an Incentive Bonus. The amendments would change the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan. Code Section 409A, among other things, imposes strict limitations on the deferral and payment of deferred compensation. The amendments clarify that an Incentive Bonus is not subject to the requirements of Section 409A of the Code because an Incentive Bonus payable with respect to the Company’s taxable year is paid within the first two and one-half  months following the end of that taxable year. The amendments would not have affected the amount of the Incentive Bonus payable under the Bonus Plan for fiscal 2008 or in subsequent fiscal years. In the event the terms of the performance goals are not ratified and the amendments to the Bonus Plan are not approved, then Mr. Rubin’s bonus arrangement under the Bonus Plan will continue in effect and any compensation in excess of the $1,000,000 paid to Mr. Rubin may not be fully deductible.

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid during the Company’s taxable year to the chief executive officer or to any employee whose total compensation for the taxable year is required to be reported to shareholders in the proxy statement by reason of such employee being among the four highest compensated officers for the taxable year (other than the Chief Executive Officer) unless the compensation is performance-based and paid pursuant to a plan approved by the shareholders. The Bonus Plan is intended to allow the Compensation Committee to pay benefits that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Board of Directors is submitting the terms of the performance goals under the Bonus Plan to the shareholders for ratification and approval because shareholder ratification and approval is required in order to permit full deductibility of all bonus awards under the Bonus Plan. In furtherance of this purpose, the Bonus Plan authorizes the Company’s Compensation Committee to establish and administer performance goals pursuant to which eligible executives in addition to our Chief Executive Officer may receive designated cash bonus (the “Incentive Bonus”) compensation.

The Bonus Plan is administered by the Compensation Committee, which consists of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to construe and interpret the Bonus Plan, except as otherwise provided in the Bonus Plan, and may adopt rules and regulations governing the administration thereof. The Bonus Plan, including the performance goals stated therein, can be amended by the Compensation Committee alone, unless such amendment is required to be approved by the Company’s shareholders under applicable law. At this time, the sole participant under the Bonus Plan is Mr. Gerald J. Rubin, the Chairman of the Board, Chief Executive Officer and President of the Company. The Compensation Committee in its sole discretion determines additional executives (together with Mr. Rubin, the “Participating Executives”) that may be eligible for Incentive Bonus awards and, subject to the terms of the Bonus Plan, the amount of such Incentive Bonuses payable to such executives. Any key employee (including any officer) of the Company or any of its subsidiaries is eligible to be selected by the Compensation Committee as a Participating Executive. Under the Bonus Plan, the Board of Directors is entitled, in its sole discretion, to approve or disapprove, but not amend, any proposed performance goal established by the Compensation Committee with respect to any Participating Executive prior to such performance goal becoming effective.

With respect to Participating Executives other than Mr. Rubin, performance goals established under the Bonus Plan may be, but need not be, different for each fiscal year, and different performance goals may be applicable to different Participating Executives. The specific performance goal must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m). Each Participating Executive may receive an Incentive Bonus if and only if the performance goal established by the Compensation Committee is attained.

With respect to any Participating Executive other than Mr. Rubin, no such Participating Executive shall receive an Incentive Bonus under the Bonus Plan for any fiscal year in excess of $1,000,000. The performance goals for Participating Executives other than the Chief Executive Officer may be based on any one or any combination of financial goals or other objective goals, which may be Company-wide, on an individual basis or otherwise, and (i) with respect to financial goals, may be expressed, for example, in terms of net income, earnings per share, earnings from continuing operations, cash flow, return on equity, return on assets or other return ratios, or stock price of the Company, and (ii) with respect to objective goals, may include the attainment of various productivity and long term growth objectives, including for example, reductions in the Company’s overhead ratio and expenses to sales ratios. The Bonus Plan contains a more complete description of each of these business criteria. In addition, no Participating Executive shall receive any payment under the Bonus Plan unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Bonus Plan and that the performance goal and any other material terms previously established by the Compensation Committee or set forth in the Bonus Plan were in fact satisfied.

Any Incentive Bonus granted by the Compensation Committee under the Bonus Plan shall be paid as soon as practicable following the end of the Company’s taxable year and no later than the fifteenth day of the third calendar month following the end of the taxable year, unless the Compensation Committee elects to defer such payment in its sole discretion following the Compensation Committee’s written certification of its determination. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.

No Incentive Bonus will be paid for any fiscal year unless the Participating Executive is an employee of the Company at the end of that fiscal year, except that if the Participating Executive’s employment terminates during a fiscal year by reason of death, disability, retirement or a Change in Control (as defined in the Bonus Plan), the Participating Executive (or the Participating Executive’s beneficiary) will receive the Incentive Bonus for that fiscal year, prorated to the date of termination of employment.

Because the other Participating Executives under the Bonus Plan are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of the other executives who will receive Incentive Bonuses or the amounts of such Incentive Bonuses.

Vote Required for Approval and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the terms of the performance goals established under the Helen of Troy 1997 Cash Bonus Performance Plan for the Company’s Chief Executive Officer and for any other Participating Executives and to approve the amendments to the Bonus Plan described in this Proposal 5. An affirmative vote by a shareholder shall also be deemed to be approval of the terms of the performance goals under the Bonus Plan for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 6: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2009 fiscal year. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for the 2008 fiscal year is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2009 annual general meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than April 23, 2009. For proposals that shareholders intend to present at the 2009 annual general meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by April 23, 2009, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Except as noted below, to the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2008, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% shareholders were satisfied. A Form 4 of Adolpho R. Telles reporting the purchase of Common Stock on November 9, 2007 was filed late on November 15, 2007.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address:  Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas 79912, Attention: Investor Relations; or by calling the Company at the following phone number: (915) 225-4748. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail after the annual report and the proxy statement are available on the Internet, and you can submit your proxy appointment and instruction online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. If you are a registered holder (you hold your shares of Common Stock in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), you can elect to have next year’s communications sent to you electronically as part of this year’s on-line proxy appointment and instruction process at WWW.PROXYVOTE.COM by following the instructions that will be provided to you on screen when you submit your proxy.

2. If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), you may contact your broker or visit their web site. Most brokers have made provisions for you to sign up on-line for electronic delivery of shareholder reports and mailings.

Your electronic delivery enrollment will be effective until you cancel it.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT

AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available:

1.

Our Investor Relations site, which can be accessed from our main Internet website located at www.hotus.com, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2008 Annual Report to Shareholders are both available at this site.

2.

You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, Robert D. Spear, at (915) 225-4748, or via e-mail at rspear@hotus.com, or send written correspondence to Helen of Troy Limited, Attn: Investor Relations, One Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

APPENDIX A

HELEN OF TROY LIMITED

2008 EMPLOYEE STOCK PURCHASE PLAN

1.                                       Purpose.

The purpose of this Plan is to provide an opportunity for Employees of the Company and its Designated Subsidiaries to purchase Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company.  It is the intention of the Company that this Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code although the Company makes no undertaking nor representation to maintain such qualification.

2.                                       Definitions.

(a)                                  “Board” shall mean the Board of Directors of the Company.

(b)                                 “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(c)                                  “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of this Plan.

(d)                                 “Common Stock” shall mean the common shares of the Company, par value $.10 per share, or any stock into which such common shares may be converted or for which it may be exchanged.

(e)                                  “Company” shall mean Helen of Troy Limited, a Bermuda company.

(f)                                    “Compensation” shall mean an Employee’s wages or salary which are reportable as wages or other compensation on the Employee’s Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (401(k) plan) or cafeteria plan maintained by the Company or a Designated Subsidiary, but excluding, however, (a) non-cash fringe benefits, (b) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (c) income from the exercise of stock options or other stock purchases, (d) income from bonuses and (e) any other items of Compensation as determined by the Committee.

(g)                                 “Designated Subsidiary” shall mean a Subsidiary which has been designated by the Board or the Committee as eligible to participate in this Plan.

(h)                                 “Employee” shall mean an individual classified as an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) by the Company or a Designated Subsidiary on the Company payroll records during the relevant participation period.

(i)                                     “Entry Date” shall mean the first day of each Option Period.

(j)                                     “Exercise Date” shall mean the last business day of each Exercise Period.

(k)                                  “Exercise Period” shall mean a three (3) month, six (6) month or other period as determined by the Committee.  The first Exercise Period during an Option Period shall commence on the first day of such Option Period.  Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period.  The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.  The Committee may determine that the length of Exercise Periods during an Option Period are different.

(l)                                     “Fair Market Value” shall mean, as of any date that requires the determination of the Fair Market Value of Common Stock under this Plan, the value of a share of Common Stock on such date of determination, calculated as follows:

(i) If shares of Common Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If shares of Common Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date; or

(iii) If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(m)                               “Option Period” shall mean a period of up to twelve (12) months as determined by the Committee.  The Committee may determine that the Option Period and the Exercise Period are the same.

(n)                                 “Participant” shall mean a participant in this Plan as described in Section 4 of this Plan.

(o)                                 “Plan” shall mean this Helen of Troy Limited 2008 Employee Stock Purchase Plan, as amended from time to time.

(p)                                 “Shareholder” shall mean a record holder of shares of Common Stock entitled to vote under the Company’s Bye-Laws, as amended from time to time.

(q)                                 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Section 424(f) of the Code.

3.                                       Eligibility.

Any Employee regularly employed on a full-time basis by the Company or by any Designated Subsidiary on an Entry Date shall be eligible to participate in this Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date and provided further that (a) the Committee may extend eligibility to part-time Employees pursuant to criteria and procedures established by the Committee and (b) the Committee may impose an eligibility period on participation of up to two (2) years with respect to participation on any prospective Entry Date.  The Committee may also determine that a designated group of highly compensated Employees (e.g., Employees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are ineligible to participate in this Plan.  An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than twenty (20) hours per week or five (5) months per year.  No Employee may participate in this Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Section 424(d) of the Code), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries.  All Employees who participate in this Plan shall have the same rights and privileges under this Plan except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code.  Subject to continued compliance with Section 423 of the Code, the Committee may impose other restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.                                       Participation.

4.1                                 An Employee who is eligible to participate in this Plan in accordance with Section 3 may become a Participant by filing and completing the appropriate form or following the procedures prescribed by the Committee, in each case, on a date prescribed by the Committee prior to an applicable Entry Date.  An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed fifteen percent (15%) of the Employee’s Compensation, or such lesser percentage as specified by the Committee as applied to an Entry Date or Option Period.  All payroll deductions may be held by the Company and commingled with its other corporate funds.  No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee.  A separate bookkeeping account for each Participant shall be maintained by the Company under this Plan and the amount of each Participant’s payroll deductions shall be credited to such account.  A Participant may not make any additional payments into such account.

4.2                                 Under procedures established by the Committee, a Participant may suspend or discontinue participation in this Plan at any time during an Exercise Period by completing and filing the form or following the procedures prescribed by the Committee.  Subject to Section 4.1, a Participant may increase or decrease his or her rate of payroll deductions only effective on an Entry Date by electing such an increase or decrease by completing and filing the form or following the procedures prescribed by the Committee.  If an appropriate form is not completed and filed or if the procedures established by the Committee are not followed, the rate of payroll deductions shall continue at the originally elected rate throughout the Option Period unless the Committee determines to change the permissible rate.

If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in this Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she again enrolls in the Plan in accordance with Section 4.1.  The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under this Plan and may impose a waiting period consistent with Section 423 of the Code on Participants wishing to resume suspended payroll deductions.  If a Participant discontinues participation in this Plan, the amount credited to the Participant’s individual account shall be paid to the Participant without interest (except where required by local law).  In the event any Participant terminates employment with the Company or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant’s participation in this Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law).  Whether a termination of employment has occurred shall be determined by the Committee.  The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiaries.

In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5.                                       Offering.

5.1                                 The maximum number of shares of Common Stock which may be issued pursuant to this Plan shall be 350,000 shares.  The Committee may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

5.2                                 Each Option Period, Entry Date and Exercise Period shall be determined by the Committee.  The Committee shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether or not to have overlapping Option Periods, with respect to any prospective offering, without shareholder approval, and without regard to the expectations of any Participants.

5.3                                 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of fifteen percent (15%) of Compensation) during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (a) in no event shall the Employee be entitled to accrue rights to purchase shares under this Plan (and all other employee stock purchase plans, as defined in Section 423 of the Code, of the Company and its Subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (b) the maximum shares subject to any option shall in no event exceed 2,000.

5.4                                 The option exercise price under each option shall be the lower of: (a) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (b) the Designated Percentage of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.  The Committee may change the Designated Percentage with respect to any future Option Period, but not below eighty-five percent (85%).

5.5                                 If the total number of shares of Common Stock for which options granted under this Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable.  In this event, payroll deductions shall also be reduced or refunded accordingly.  If an Employee’s payroll deductions during any Exercise Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

5.6                                 In the event that the Fair Market Value of the Company’s Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent “Reassessment Date”) than it was on the Entry Date for such Option Period, all Employees participating in this Plan on the Reassessment Date shall be deemed to have relinquished the portion of the option granted on the Entry Date that has not previously been exercised and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.  For purposes of the preceding sentence, the last business day of each Option Period shall be considered the first day of an Exercise Period within that Option Period.

6.                                       Purchase of Stock.

Upon the expiration of each Exercise Period, a Participant’s option shall be exercised automatically for the purchase of that number of shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable exercise price specified in Section 5.4.

7.                                       Payment and Delivery.

Upon the exercise of an option, the Company shall deliver to the Participant the Common Stock purchased.  The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer.  The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.  The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.  No Participant shall have any voting, dividend or other shareholder rights with respect to shares subject to any option granted under this Plan until the option has been exercised and shares issued.

8.                                       Recapitalization.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Committee, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Company effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

The Committee’s determinations under this Section 8 shall be conclusive and binding on all parties.

9.                                       Merger, Liquidation, Other Company Transactions.

In the event of the proposed liquidation or dissolution of the Company and subject to all applicable laws, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Committee, (a) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (b) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (c) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10.                                 Transferability.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under this Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in this Plan pursuant to Section 4.2.

11.                                 Amendment or Termination of this Plan.

11.1                           This Plan shall continue until September 1, 2018, unless previously terminated in accordance with Section 11.2.

11.2                           The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend this Plan at any time.  The Board may, in its sole discretion, insofar as permitted by law, revise or amend this Plan in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall:

(a)                                  materially increase the number of shares subject to this Plan, other than an adjustment under Section 8 of this Plan;

(b)                                 materially modify the requirements as to eligibility for participation in this Plan, except as otherwise specified in this Plan;

(c)                                  materially increase the benefits accruing to Participants;

(d)                                 reduce the purchase price specified in Section 5.4, except as specified in Section 8;

(e)                                  extend the term of this Plan beyond the date specified in Section 11.1; or

(f)                                    amend this Section 11.2 to defeat its purpose.

12.                                 Administration.

The Board shall appoint a Committee consisting of at least two members, each of whom shall be a member of the Board who is both a (a) Non-Employee Director, within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (b) an Outside Director, within the meaning of Section 162(m) of the Code.  The members of the Committee will serve for such period of time as the Board may specify and may be removed by the Board at any time.  This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act.  The Committee will have the authority and responsibility for the day-to-day administration of this Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan.  The Committee shall have full power and authority, in its sole discretion, to promulgate any rules and regulations which it deems necessary for the proper administration of this Plan, to interpret the provisions and supervise the administration of this Plan, and to take all action in connection with administration of this Plan as it deems necessary or advisable, consistent with the delegation from the Board.  Decisions of the Board and the Committee shall be final and binding upon the Company and all Participants.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.  The Company shall pay all expenses incurred in the administration of this Plan.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to this Plan or any option granted thereunder.  Shares issued pursuant to an Option shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine.

13.                                 Committee Rules for Non-United States Jurisdictions.

The Committee may adopt rules, procedures or sub-plans relating to the operation and administration of this Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans regarding handling of payroll deductions, payment of interest, conversion of local currency, withholding procedures and stock certificates which vary with local requirements.

14.                                 Securities Laws Requirements.

The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (a) it and the Participant have taken all actions required to register the Common Stock under the United States Securities Act of 1933, as amended, and to qualify the Common Stock under applicable state “blue sky” laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable foreign securities laws is available, (b) any applicable listing requirement of any Nasdaq market system or stock exchange on which the Common Stock is listed has been satisfied and (c) all other applicable provisions of state, federal and applicable foreign law have been satisfied.  The Committee may require each Participant purchasing Common Stock under this Plan to represent to and agree with the Company in writing that such eligible Employee is acquiring the shares for investment purposes and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any Nasdaq market system or stock exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.                                 Governmental Regulations.

This Plan and the Company’s obligation to sell, issue and deliver shares of Common Stock under this Plan shall be subject to the approval of any governmental authority required in connection with this Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.                                 No Enlargement of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or to interfere with the right of the Company or Designated Subsidiary to discharge any Employee at any time.

17.                                 Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

18.                                 Effective Date.

The effective date of this Plan shall be September 1, 2008.  This Plan shall be submitted to the Shareholders for approval and ratification at the annual general meeting thereof to be held on or about August 19, 2008.  Unless at such meeting this Plan is approved and ratified by the Shareholders in the manner provided by the Company’s Bye-Laws, then, and in such event, this Plan and any then outstanding options that may have been conditionally granted under this Plan prior to such shareholder meeting shall become null and void and of no further force or effect.  Subject to the immediately preceding sentence, this Plan shall become effective upon its adoption by the Board.

19.                                 Notices.

All notices or other communications by a Participant to the Committee, the Board, the Company, or any Subsidiary under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in this Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares of Common Stock otherwise deliverable under this Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

20.                                 Subsidiaries; Sale Proceeds.

The Board of Directors or the Committee may extend or terminate the benefits of this Plan to any Subsidiary at any time without the approval of the shareholders of the Company.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

21.                                 Code Section 409A.

This Plan and the grant of options hereunder are intended to be exempt from the provisions of Section 409A of the Code and Treasury regulations issued thereunder as a statutory stock option plan or otherwise to comply with Section 409A of the Code and the Treasury regulations and guidance issued thereunder.  Notwithstanding any provision of this Plan to the contrary, this Plan shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

APPENDIX B

HELEN OF TROY LIMITED

2008 STOCK INCENTIVE PLAN

1.                                      Purpose of the Plan

The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.                                      Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)                                  Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)                                 Affiliate:  Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c)                                  Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)                                 Award Agreement Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.

(e)                                  Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)                                    Board:  The Board of Directors of the Company.

(g)                                 Change of Control:  The occurrence of any of the following events:

(i)                                     any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)                                  the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;

(iii)                               the (i) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)                              during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(v)                                 the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

(h)                                 Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)                                     Committee:  The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

(j)                                     Company:  Helen of Troy Limited, a Bermuda company.

(k)                                  Confidential Information:  All knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form. Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

(l)                                     Covered Employee:  An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

(m)                               Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months.  The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.  A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(n)                                 Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.

(o)                                 Fair Market Value:  As of any date that requires the determination of the Fair Market Value of Shares under this Plan, the value of a Share on such date of determination, calculated as follows:

(i) If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii) If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(p)                                 ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(q)                                 LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(r)                                    Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(s)                                  Option:  A stock option granted pursuant to Section 7 of the Plan.

(t)                                    Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(u)                                 Participant:  An individual, excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(v)                                 Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(w)                               Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(x)                                   Plan:  The Helen of Troy Limited 2008 Stock Incentive Plan, as amended from time to time.

(y)                                 Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

(z)                                   Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(aa)                            Securities Act:   The Securities Act of 1933, as amended, or any successor thereto.

(bb)                          Service:  Services rendered to the Company or any of its Subsidiaries as an employee or consultant.

(cc)                            Shares:  Common shares, par value $0.10 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

(dd)                          Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

(ee)                            Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(ff)                                Termination of Service: A Participant’s termination of service with the Company, its Subsidiaries and Affiliates.  A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries.  In the case of “specified employees” (as described in Section 409A of the Code), distributions may not be made before the date which is six months after the date of termination of service (or, if earlier, the date of death of the participant).  A specified employee is a “key employee” as defined in Section 416(i) of the Code without regard to Paragraph (5), but only if the Company has any stock which is publicly traded on an established securities market or otherwise.

3.                                      Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 750,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise. Of that number, not more than 750,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof, and not more than 250,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 250,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.                                      Administration

(a)                                  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof.  If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).  The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

(b)                                 The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                     to select Participants to whom Awards may be granted;

(ii)                                  to determine the type or types of Awards to be granted to each Participant;

(iii)                               to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                              to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)                                 to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan or to conform with or take advantage of governmental requirements, statutes or regulations;

(vi)                              to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                           to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

(viii)                        to approve any repurchase of Shares pursuant to Section 42A of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of taxes pursuant to Section 4(d) below by delivery of Shares; and

(ix)                                to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)                                  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)                                 The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award.  With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes.  In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)                                  If the chief executive officer of the Company is a member of the Board, upon recommendation of the Committee, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall, subject to the terms and conditions of such resolution, have the authority to grant Awards of up to an aggregate of 350,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

(f)                                    Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (i) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (ii) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.  For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding Option granted under the Plan after it is granted or (B) canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

(g)                                 Shares issues pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine.

5.                                      Eligibility

Employees of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Affiliates, excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan.  Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.  Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.                                      Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.                                      Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)                                  Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)                                 Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)                                  Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made).  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, (E) through having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant or (F) through such other means as shall be prescribed in the Award Agreement.

(d)                                 ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)                                  Exercisability Upon Termination of Service by Death or Disability.  Upon a Termination of Service by reason of death or Disability, the Option may be exercised within one year following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability.  To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.  Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability.

(f)                                    Effect of Other Termination of Service.  Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(g)                                 Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant.  An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee.  The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g).  The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect.  Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.                                      Terms and Conditions of Stock Appreciation Rights

(a)                                  Grants.  The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

(b)                                 Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in cash, Shares or a combination of cash and Shares, as determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c)                                  Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)                                 Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event and may provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.                                      Other Stock-Based Awards

(a)                                  Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)                                 Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Covered Employee’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed.  The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates,

Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes.  The maximum amount of a Performance-Based Award to any Covered Employee with respect to a fiscal year of the Company shall be $1,000,000.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(c)                                  Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)                                     Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee.  The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)                                  Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement.  If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan.  Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend or bonus issue on such Restricted Stock or in connection with a stock split or division of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)                               Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement.  Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than the 15th day of the third month following the last day of the Company’s taxable year in which such Restricted Stock Units vest), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)                              Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited.  Notwithstanding the foregoing, and except for Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

10.                               Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                                  Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company’s common shares) or reclassification of the Company’s common shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan). Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)                                 Dissolution, Liquidation, Sale of Assets or Merger.

(i)                                     In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option, Stock Appreciation Right or Restricted Stock Unit granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant holding an affected Option, Stock Appreciation Right or Restricted Stock Unit and, subject to any applicable laws, each such Participant shall have the right during such period to exercise or settle his Options, Stock Appreciation Rights and Restricted Stock Units as to all or any part of the Shares covered thereby or subject thereto.

(ii)                                  In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall take such action, and such Awards shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding, unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units (and shall adjust the Shares which are then available to be granted, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such options, stock appreciation rights or restricted stock units.

(iii)                               The term “Reorganization” as used in this Section 10(b) shall mean any statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

(iv)                              Except as provided above in this Section 10(b) and except as otherwise provided by the Committee in its sole discretion, any Options, Stock Appreciation Rights and Restricted Stock Units shall terminate immediately prior to the consummation of such proposed action.

(c)                                  Change of Control.  Subject to Section 10(b), in the event there occurs a Change of Control, (i) the Participants shall have the right to exercise or settle from and after the date of the Change of Control any Option, Stock Appreciation Right or Restricted Stock Unit held by such Participant in whole or in part, notwithstanding that such Option, Stock Appreciation Right or Restricted Stock Unit may not be fully exercisable or vested, and (ii) any and all restrictions on any Participants’ Other Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Other Stock-Based Award was unvested.

11.                               Confidentiality and Non-Competition

By accepting an Award under the Plan and as a condition to the exercise or settlement of Options, Stock Appreciation Rights or Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:

(a)                                  Confidentiality. During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b)                                 Non-Competition.

(i)                                     During the period that each Participant provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:                                           (A) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or (B) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.

(ii)                                  In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

(c)                                  Failure to Comply.  Each Participant acknowledges that remedies at law for any breach by him of this Section 11 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 11, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 11, such Participant shall immediately forfeit any rights and benefits under the Plan and shall return to the Company any unexercised Options and forfeit the rights under any other Awards and shall return any Shares held by such Participant received upon exercise of any Option or the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the vesting of Shares underlying an Award; provided, however, that upon violation of subsection (b) of this Section 11, the forfeiture and return provisions contained in this sentence shall apply only to Awards under which underlying Shares have become exercisable or vested, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant’s Services. Nothing in this Section 11 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 11.

(d)                                 Notice.  Each Participant agrees to provide written notice of the provisions of this Section 11 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).

(e)                                  Severability.   If any provisions or part of any provision of this Section 11 is held for any reason to be unenforceable, (i) the remainder of this Section 11 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

12.                               “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise and settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

13.                               Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

14.                               Amendments or Termination

(a)                                  The Board or the Committee may terminate or discontinue the Plan at any time.  The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (i) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent shareholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.  Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

(b)                                 Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance would not impair any of the rights or obligations under any Award or unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

15.                               International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

16.                               No Right to Continued Employment or Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or Service of a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant.

17.                               Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

18.                               Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

19.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

21.                               Nontransferability of Awards

Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant, an Award shall be exercisable only by such Participant.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 21 or any part hereof (except with respect to ISOs) to the extent that this Section 21 or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

22.                               No Rights to Awards, No Shareholder Rights

No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  Unless otherwise expressly provided herein or in the Award Agreement, no Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

23.                               No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan.  In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.          Compliance with Legal and Trading Requirements

The Plan, the granting, exercising and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or local law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or local law.

25.          Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

26.          Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

27.          Conflict

To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant, the terms and conditions of such agreement shall control.

28.          Effectiveness of the Plan; Term

The Plan shall be effective on August 19, 2008, the date of its approval by the shareholders at the 2008 Annual General Meeting of shareholders of the Company.  The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 14 of the Plan.

29.          Code Section 409A

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

30.          Notices

All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.

APPENDIX C

HELEN OF TROY LIMITED

2008 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

1.             Purpose of the Plan

The purpose of the Plan is to (i) aid the Company in attracting, securing and retaining Directors of outstanding ability and (ii) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.             Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)           Affiliate:  Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c)           Award:  A Stock-Based Award granted pursuant to the Plan.

(d)           Award Agreement:  Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.

(e)           Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)            Board:  The Board of Directors of the Company.

(g)           Change of Control:  The occurrence of any of the following events:

(i)            any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)           the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;

(iii)          the (i) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)          during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(v)           the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

(h)           Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)            Committee:  The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

(j)            Company:  Helen of Troy Limited, a Bermuda company.

(k)           Confidential Information:  All knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form. Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

(l)            Director:  A member of the Board that is not an employee of the Company or any Subsidiary or Affiliate of the Company.

(m)          Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 26 of the Plan.

(n)           Fair Market Value:  As of any date that requires the determination of the Fair Market Value of Shares under the Plan, the value of a Share on such date of determination, calculated as follows:

(i)          If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii)         If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii)        If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(o)           Participant:  A Director who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(p)           Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(q)           Plan:  The Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan, as amended from time to time.

(r)            Restricted Stock:  Restricted stock granted pursuant to Section 7 of the Plan.

(s)           Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 7 of the Plan.

(t)            Securities Act:   The Securities Act of 1933, as amended, or any successor thereto.

(u)           Service:  Services rendered to the Company as a director.

(v)           Shares:  Common shares, par value $0.10 per Share, of the Company, as adjusted pursuant to Section 8 of the Plan.

(w)          Stock-Based Awards:  Awards granted pursuant to Section 7 of the Plan.

(x)            Subsidiary:  A domestic or non-U.S. corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or any other domestic or non-U.S. corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

(y)           Termination of Service: A Participant’s termination of service as a director with the Company, its Subsidiaries and Affiliates.  “Termination of Service” as used herein, is intended to mean a termination of service which constitutes a “separation from service” under Code Section 409A.

3.             Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 175,000 (subject to adjustment in accordance with the provisions of Section 8 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.             Administration

(a)           The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof.  If necessary to satisfy the requirements of  Rule 16b-3 promulgated under the Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).

(b)           The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)            to select Participants to whom Awards may be granted;

(ii)           to determine the type or types of Awards to be granted to each Participant;

(iii)          to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any grant price, or purchase price, and any bases for adjusting such grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, or settlement of an Award, and waiver or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)          to determine whether, to what extent, and under what circumstances an Award may be settled, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)           to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi)          to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan or to conform with or take advantage of governmental requirements, statutes or regulations;

(vii)         to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

(viii)        to approve any repurchase of Shares pursuant to Section 42A of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of taxes pursuant to Section 4(d) below by delivery of Share; and

(ix)           to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)           Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)           The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or settlement of an Award.  With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the settlement of an Award sufficient to satisfy the applicable withholding taxes.  In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)           Shares issued pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine in its discretion.

5.             Eligibility

Directors of the Company are eligible to be granted Awards under the Plan.  Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.             Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.             Stock-Based Awards

(a)           Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Stock-Based Awards”).  Such Stock-Based Awards shall be in such form, and dependent on such conditions as set forth in an Award Agreement, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service and/or the occurrence of an event.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Stock-Based Awards, (iii) whether such Stock-Based Awards shall be settled in cash, Shares, other Awards or other property or a combination of any of the foregoing, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)           Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)            Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee.  The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon such criteria as the Committee may determine in its sole discretion.

(ii)           Receipt of Restricted Stock.  Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement.  If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan.  Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend on such Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)          Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement.  Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than the 15th day of the third month following the last day of the Company’s taxable year in which such Restricted Stock Units vest), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)          Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

8.             Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)           Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the purchase price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or Share division, reverse stock split or combination or the payment of a stock dividend or bonus issue of Shares (but only on the Company’s common shares) or reclassification of the Company’s common shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Stock-Based Awards under Section 7 of the Plan). Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)           Dissolution, Liquidation, Sale of Assets or Merger.

(i)            In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Restricted Stock Unit granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant holding an affected Restricted Stock Unit and each such Participant shall have the right during such period to settle his Restricted Stock Units as to all or any part of the Shares covered thereby or subject thereto.

(ii)           In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised or unsettled Restricted Stock Units for securities of another corporation, then the Committee shall take such action, and such Awards shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the adjustment, change, conversion or exchange of the Shares under outstanding unsettled Restricted Stock Units for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unsettled Restricted Stock Units in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock.

(iii)          The term “Reorganization” as used in this Section 8(b) shall mean any statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

(iv)          Except as provided above in this Section 8(b) and except as otherwise provided by the Committee in its sole discretion, any Restricted Stock Units shall terminate immediately prior to the consummation of such proposed action.

(c)           Change of Control.  Subject to Section 8(b), in the event there occurs a Change of Control, (i) each Participant shall have the right to settle from and after the date of the Change of Control any Restricted Stock Unit held by such Participant, notwithstanding that such Restricted Stock Unit may not be fully vested, and (ii) any and all restrictions on any Participants’ Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Stock-Based Award was unvested.

9.             Confidentiality

By accepting an Award under the Plan and as a condition to the settlement of Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:

(a)           Confidentiality. During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his or her opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b)           Failure to Comply.  Each Participant acknowledges that remedies at law for any breach by him or her of this Section 9 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 9, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 9, such Participant shall immediately forfeit any rights and benefits under the Plan and shall forfeit the rights under any Awards and shall return any Shares held by such Participant received upon the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon the vesting of Shares underlying an Award. Nothing in this Section 9 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 9.

(c)           Severability.   If any provisions or part of any provision of this Section 9 is held for any reason to be unenforceable, (i) the remainder of this Section 9 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

10.          “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

11.          Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

12.          Amendments or Termination

(a)            The Board or the Committee may terminate or discontinue the Plan at any time.  The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (i) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or modify the Plan in any other way to the extent shareholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.    Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 8(b) or 8(c) of the Plan after the occurrence of a Change of Control.

(b)            Except as provided in Section 8 of the Plan or otherwise expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance would not impair any of the rights or obligations under any Award or unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

13.          International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local jurisdiction plans as sub-plans to the Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

14.          No Right to Continued Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company to continue the Service of a Participant or to continue to treat a Director as a Participant under the Plan or lessen or affect any right to remove the Director from his or her position on the Board.

15.          Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its Directors unless the Company shall determine otherwise.

16.          Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

17.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.                               Nontransferability of Awards

An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 19 or any part hereof to the extent that this Section 19 or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

20.                               No Rights to Awards, No Shareholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

21.                               No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 8 of the Plan.  In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.                               Compliance with Legal and Trading Requirements

The Plan, the granting, vesting and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to Bermuda law and to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or local law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or local law.

23.                               Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

24.                               Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

25.                               Conflict

To the extent the provisions of the Plan conflict with the terms and conditions of any written agreement between the Company and a Participant, the terms and conditions of such agreement shall control.

26.                               Effectiveness of the Plan; Term

The Plan shall be effective on August 19, 2008, the date of its approval by the shareholders at the 2008 Annual General Meeting of shareholders of the Company.  The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 12 of the Plan.

27.                               Code Section 409A

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

29.                               Notices

All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.

APPENDIX D

HELEN OF TROY

1997 CASH BONUS PERFORMANCE PLAN

(As Amended August     , 2008)

Section 1.                                         PURPOSE OF PLAN

The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing to the participating executives of the Company and its Subsidiaries bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.  Subject to the approval of the shareholders of the Company, the Plan shall be effective as of March 1, 1997.

Section 2.                                         DEFINITIONS AND TERMS

2.1.                              Accounting Terms.  Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, GAAP.

2.2.                              Specific Terms.  The following words and phrases as used herein shall have the following meanings:

“Base Salary” with respect to any Performance Period means the aggregate base salary of an Executive for that Performance Period.

“Bonus” means a cash payment or payment opportunity as a context requires.

“Business Criteria” means any one or any combination of financial goals or other objective goals, which may be Company-wide, on an individual basis or otherwise, and (i) with respect to financial goals, may be expressed, for example, in terms of Net Income, EPS, ECO, cash flow, Return on Equity, Return on Assets or other return ratios, or stock price of the Company, and (ii) with respect to objective goals, may include the attainment of various productivity and long term growth objectives, including for example, reductions in the Company’s overhead ratio and expenses to sales ratios.

“CEO” means Gerald J. Rubin, the Company’s Chief Executive Officer and President.

“Change in Control” shall mean to have occurred at such time as either (i) any “person”, as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned Subsidiary of the Company or any employee benefit plan of the Company, or its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s common stock, or (ii) individuals who constitute the Board of the Directors on the effective date of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the ~~Stock Option and~~ Compensation Committee of the Company which has been established to administer the Plan in accordance with Section 3.1 and Section 162(m) of the Code.

“Company” means Helen of Troy Limited, a Bermuda company, and any successor whether by merger, ownership or all or substantially all of its assets or otherwise.

“Disability” shall have such meaning attributed thereto in the Company’s long-term disability plan, or, if no such plan exists, shall mean a “Permanent and Total Disability” as defined in Code Section 22(e).

“ECO” shall mean the sum of (i) the consolidated earnings from continuing operations before all income taxes of the Company and its Subsidiaries for each Year, (ii) minus extraordinary income, plus extraordinary expenses (as defined by GAAP), and (iii) minus capital gains, plus capital losses (as defined by GAAP).

“EPS” for any Year means earnings per share of the Company as reported in the Company’s Consolidated Statement of Income set forth in the audited consolidated financial statements of the Company for the Year.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“Executive” means a key employee (including any officer) of the Company or the Subsidiaries.

“GAAP” shall mean generally accepted accounting principles used and applied in the United States of America.

“Net Income” for any Year means the consolidated net income of the Company as reported in the audited consolidated financial statements of the Company for the Year.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years with respect to which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period with respect to any one or more of the Business Criteria.

“Plan” means the Helen of Troy 1997 Cash Bonus Performance Plan as amended from time to time.

“Return on Assets” means Net Income divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

“Return on Equity” means the Net Income divided by the average of the common shareholders equity of the Company at the end of each of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Subsidiary” means any corporation, partnership or other entity as to which more than fifty percent (50%) of the voting securities or other voting ownership interests shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

“Year” means any one or more fiscal years of the Company commencing on ~~or after~~ March 1~~, 1997,~~ of each year that represent(s) the applicable Performance Period.

Section 3.                                         ADMINISTRATION OF THE PLAN

3.1.                              The Committee.  The Plan shall be administered by a Committee consisting solely of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are “outside directors” within the meaning of Section 162(m).

3.2.                              Powers of the Committee.  The Committee shall have the sole authority to establish and administer the Performance Target(s) and, subject to the right of the CEO to participate in the Plan, the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms.  The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.  Subject to the right of the CEO to participate in the Plan as provided in Section 4.4, for each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.  The Board of Directors shall be entitled, in its sole discretion, to approve or disapprove, but not amend, any proposed Performance Target and Performance Period established by the Committee with respect to any Participant.  Absent any disapproval by the Board of Directors of the proposed Performance Target and Performance Period, the Committee’s establishment of such Performance Target and Performance Period shall become effective.

3.3.                              Requisite Action.  A majority (but not fewer than two) of the members of the Committee shall constitute a quorum.  The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4.                              Express Authority (and Limitations on Authority) to Change Terms and Conditions of Bonus.  Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate.  In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield of the month preceding the month in which such acceleration occurs.

Section 4.                                         BONUS PROVISIONS

4.1.                              Provision for Bonus.  Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained.  The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m).

4.2.                              Preestablished Performance Target for CEO.  Subject to Sections 4.1, 4.8, 5.1 and 5.8, with respect to the CEO, the preestablished Performance Target for each Year during the term of the Plan, and related Bonus for the CEO, shall be based on the ~~Adjusted~~ ECO ~~(as herein defined below)~~ for such Year.  ~~From the effective date of the Plan until August 31, 2003, for each Year during the term of the Plan the CEO shall receive a Bonus equal to five percent (5%) of the Adjusted ECO less the CEO’s Base Salary for such Year.  Beginning September 1, 2003, for~~For each Year during the term of the Plan the CEO shall receive a Bonus equal to a percentage of the ~~Adjusted ECO~~sum of ECO plus the Bonus for the CEO for such year achieved by the Company in the applicable Year according to the following scale:

Amount of Bonus Payable as a Percent of ~~Adjusted~~ ECO	~~Adjusted~~ ECO Achieved by the Company in the Applicable Year
5%	$0 - $30,000,000
6%	$30,000,001 - $40,000,000
7%	$40,000,001 - $50,000,000
8%	$50,000,001 - $60,000,000
9%	$60,000,001 - $70,000,000
10%	$70,000,001 or more

The amount of the Bonus payable to the CEO in any Year shall be reduced by the CEO’s Base Salary for such Year.  The ~~Adjusted~~ ECO, for the purpose of computing the Bonus payable to the CEO under the provisions hereof, shall be determined in accordance with GAAP applied on a consistent basis, commencing as of the Year beginning March 1, 1997 and continuing each Year thereafter though the date of termination of the Plan.

4.3.                              Selection of Performance Target(s) for Participants other than CEO.  The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m).  With respect to the Participants other than the CEO, at the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each such Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to such Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.8, 4.11, 5.1 and 5.8.

4.4.                              Selection of Participants.  During the term of the Plan, the CEO shall be a Participant under the Plan.  With respect to Executives other than the CEO, for each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those other Executives who will participate in the Plan.

4.5.                              Effect of Mid-Year Commencement of Service.  To the extent compatible with Sections 4.3 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount.

4.6.                              Termination of Employment During Year.  Unless otherwise determined by the Committee or required by applicable law or pursuant to any written agreement between the Company and the Executive:

(a)                                  no Bonus shall be payable to an Executive if the Executive is not employed by the Company or any Subsidiary of the Company on the last day of the Performance Period for which the Bonus is otherwise payable, unless the Executive’s employment with the Company and its Subsidiaries terminates during the Performance Period by reason of the Executive’s death or Disability or following a Change in Control, and

(b)                                 in the event of the Executive’s death or Disability during the Performance Period, or in the event of the termination of the Executive’s employment for any reason following a Change in Control that occurs during the Performance Period, the Executive (or the Executive’s legal representative or beneficiary) shall receive a Bonus equal to the product of (i) the Bonus he would have received for the entire Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period in which the Executive was an employee of the Company or its Subsidiaries, and the denominator of which is the number of days in the Performance Period.

Payment of such Bonus shall be made in accordance with Section 4.10 hereof.  In the event of any conflict between the terms of any written agreement between the Company and the Executive and this Plan regarding the payment of the Bonus upon termination of employment with the Company, the terms of the written agreement shall be deemed to control.

4.7.                              Accounting Changes.  Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

4.8.                              Committee Discretion to Determine Bonuses.  With respect to Participants other than the CEO, the Committee has the sole discretion to determine the standard or formula pursuant to which each such Participant’s Bonus shall be calculated (in accordance with Section 4.3), subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee.  To this same extent, with respect to Participants other than the CEO, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including, but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.  The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3 or 4.11 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.9.                              Committee Certification.  No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.10.                        Time of Payment.  Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.9.; provided, however, any such payment shall be made following the end of the Company’s taxable year that coincides with or includes the end of the Performance Period and shall be made no later than the 15th day of the third month following the end of such taxable year of the Company.  Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.  If and to the extent permitted by the Committee, and in accordance with such rules as the Committee may from time to time adopt, including compliance with Section 409A of the Code, Participants may, prior to the beginning of any Performance Period, elect to defer the payout of all or any portion of a Bonus relating to such Performance Period.  In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody’s Average Corporate Bond Yield over the deferral period.

4.11.                        Maximum Individual Bonus.  Notwithstanding any other provision hereof, (a) the Bonus payable to the CEO in any Year during the term of the Plan shall not exceed $15,000,000, and (b) with respect to Executives other than the CEO, no such Executive shall receive a Bonus under the Plan for any fiscal year in excess of $1,000,000.

Section 5.                                          GENERAL PROVISIONS

5.1.                              No Right to Bonus or Continued Employment.  Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or Subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company.  The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and the Executive.

5.2.                              Discretion of the Company, Board of Directors and Committee.  Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.  No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

5.3.                              Absence of Liability.  A member of the Board of Directors of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

5.4.                              No Funding of Plan.  The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan.  The Plan shall constitute an “unfunded” plan of the Company.  The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

5.5.                              Non-Transferability of Benefits and Interests.  Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.  This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive’s legal representative or beneficiary.

5.6.                              Law to Govern.  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas.

5.7.                              Non-Exclusivity.  Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board or the Committee, or any Subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan.  In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

5.8.                              Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation.

Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.  Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

5.9                                 Code Section 409A.  The Plan and the Bonuses paid hereunder are intended to meet the “short-term deferral” exemption to the provisions of Section 409A of the Code and the Treasury regulations issued thereunder or otherwise to comply with Section 409A of the Code and the Treasury regulations and guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

Section 6.                                          EFFECTIVE DATE, AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

The Plan shall be effective as of March 1, 1997, subject to its approval by shareholders of the Company at the annual meeting of shareholders to be held August 26, 1997, or any adjournment or postponement thereof.  The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan.  Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code.  No additional Bonuses may be payable after termination of the Plan.  Termination of the Plan shall not affect any Bonuses due and outstanding on the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.

HELEN OF TROY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Gerald J. Rubin and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the “Company”) to be held on Tuesday, August 19, 2008, at 1:00 p.m., Mountain Daylight Time, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

1. To elect a board of eight directors:

FOR ALL NOMINEES LISTED BELOW

(except as marked to the contrary below) ☐

WITHHOLD AUTHORITY

to vote for all nominees below ☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME ON THE LIST BELOW

Gary B. Abromovitz	Gerald J. Rubin
John B. Butterworth	Stanlee N. Rubin
Timothy F. Meeker	Adolpho R. Telles
Byron H. Rubin	Darren G. Woody

2.  To approve the Helen of Troy Limited 2008 Employee Stock Purchase Plan

For ☐         Against ☐         Abstain ☐

3.  To approve the Helen of Troy Limited 2008 Stock Incentive Plan

For ☐         Against ☐         Abstain ☐

4.  To approve the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan

For ☐         Against ☐         Abstain ☐

5.  To ratify the terms of the performance goals established for the Helen of Troy 1997 Cash Bonus Performance Plan and approval of amendments to the plan

For ☐         Against ☐         Abstain ☐

6.  To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm to serve for the 2009 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration

For ☐         Against ☐         Abstain ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 6.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:	, 2008

SIGNATURE:

SECOND SIGNATURE, IF HELD JOINTLY:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.